Use these links to rapidly review the document

Filed pursuant to Rule 424(b)(5)
Registration No. 333-234663

PROSPECTUS

Series E Redeemable Preferred Stock and Series M Redeemable Preferred Stock
Maximum of 20,000,000 Shares in Primary Offering
Maximum of 8,000,000 Shares Pursuant to Dividend Reinvestment Plan
(Liquidation preference $25.00 per share of Series E Redeemable Preferred Stock or
Series M Redeemable Preferred Stock)

            We are offering a maximum of 20,000,000 shares of our Series E Redeemable Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), or our Series M Redeemable Preferred Stock, par value $0.01 per share (the "Series M Preferred Stock") (collectively, the "Preferred Stock") in our primary offering at a public offering price of $25.00 per share. We are also offering up to 8,000,000 shares of Series E Preferred Stock or Series M Preferred Stock pursuant to a dividend reinvestment plan (the "DRP") at $25.00 per share. We reserve the right to reallocate the shares of Series E Preferred Stock or Series M Preferred Stock we are offering between our primary offering and the DRP. This prospectus also covers the shares of our common stock that may be issuable upon redemption of the Series E Preferred Stock or Series M Preferred Stock sold pursuant to our primary offering and issued pursuant to the DRP.

            The Preferred Stock ranks senior to our common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up of our affairs. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of the Preferred Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. In addition, holders of the Preferred Stock will have additional voting rights if we fail to pay dividends on the Preferred Stock for 18 or more monthly periods (whether or not consecutive) and under certain other circumstances.

            Our common stock trades on the New York Stock Exchange (the "NYSE") under the symbol "BHR." On February 24, 2020, the last reported sale price of our common stock on the NYSE was $8.15 per share. There is no established trading market for the Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock on any national securities exchange.

            We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled "Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.

            Investing in our securities involves risks. The Preferred Stock has not been rated and investors will be subject to the risks associated with investing in non-rated securities. You should carefully read and consider "Risk Factors" on page 25 of this prospectus and in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference, and in any applicable prospectus supplement, before investing in our securities.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Selling Commissions(3)(4)(5)	Dealer Manager Fee(3)(4)	Proceeds, Before Expenses, to Us

Primary offering(1)

Series E Preferred Stock, per share	$25.00	$1.75	$0.75	$22.50

Series M Preferred Stock, per share	$25.00	$0.00	$0.75	$24.25

Total maximum	$500,000,000	$35,000,000	$15,000,000	$450,000,000(2)

DRP(1)

Series E Preferred Stock, per share	$25.00	$0.00	$0.00	$25.00

Series M Preferred Stock, per share	$25.00	$0.00	$0.00	$25.00

Total maximum	$200,000,000	$0.00	$0.00	$200,000,000

(1)
We reserve the right to reallocate shares of the Preferred Stock between our primary offering and the DRP.

(2)
Assumes the maximum of $500,000,000 is sold in our primary offering and is composed solely of shares of Series E Preferred Stock.

(3)
Selling commissions and the dealer manager fee in respect of the Series E Preferred Stock will equal up to 7.0% and 3.0%, respectively, of aggregate gross proceeds from the Series E Preferred Stock in our primary offering. No selling commissions are paid in respect of the Series M Preferred Stock. The dealer manager fee in respect of the Series M Preferred Stock will equal up to 3.0% of aggregate gross proceeds from the Series M Preferred Stock in our primary offering. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. ("FINRA") and authorized by our dealer manager to sell the Preferred Stock ("participating broker-dealers"). The value of such items will be considered underwriting compensation in connection with this offering. Pursuant to FINRA Rule 2310(b)(4)(B)(ii), the combined selling commissions, dealer manager fee, investment banking fee and such non-cash compensation for this offering will not exceed 10.0% of the aggregate gross proceeds of this offering (excluding proceeds from shares to be sold through the DRP) ("FINRA's 10% cap"). No selling commissions or dealer manager fee will be paid with respect to shares of Preferred Stock sold pursuant to the DRP.

(4)
Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. In addition, our dealer manager also may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer to such participating broker-dealer as a non-accountable marketing fee. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager.

(5)
To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the public offering price per share of Series E Preferred Stock will be decreased by an amount equal to such reduction. See "Plan of Distribution."

            The dealer manager of this offering, Ashford Securities LLC ("Ashford Securities"), is an affiliate of Ashford Hospitality Advisors LLC ("Ashford Advisor"). The dealer manager is not required to sell any specific number of shares or dollar amount of the Preferred Stock, but will use its "reasonable best efforts" to sell the shares of Preferred Stock offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the discretion of the dealer manager. We may sell up to 20,000,000 shares of the Preferred Stock in our primary offering by February 21, 2022, which may be extended through February 21, 2023, in our sole discretion. If we extend the offering period beyond February 21, 2022, we will supplement this prospectus accordingly. We may terminate our primary offering at any time or may offer shares of the Preferred Stock pursuant to a new registration statement, including a follow-on registration statement.

            We will sell the Preferred Stock through Depository Trust Company ("DTC") settlement ("DTC Settlement") or, under special circumstances, through Direct Registration System settlement ("DRS Settlement"). See the section entitled "Plan of Distribution" in this prospectus for a description of these settlement methods.

Ashford Securities LLC,
 as Dealer Manager

The date of this prospectus is February 25, 2020

        We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC"). The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in any amendment or prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.

        The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information By Reference."

        When used in this prospectus, the terms "our company," "we," "us," or "our" refer to Braemar Hotels & Resorts Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Braemar Hospitality Limited Partnership, a Delaware limited partnership, which we refer to as our "Operating Partnership." Additionally, other terms that we use throughout this prospectus are defined as follows:

  •
  "Ashford Trust" means Ashford Hospitality Trust, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Limited Partnership, a Delaware limited partnership and Ashford Trust's operating partnership.

  •
  "Code" means the Internal Revenue Code of 1986, as amended.

  •
  "High RevPAR," for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. average RevPAR for all hotels as determined by Smith Travel Research.

  •
  "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of our Operating Partnership, dated March 7, 2017, and all amendments thereto.

  •
  "Premier" means Premier Project Management LLC, a Maryland limited liability company and a subsidiary of Ashford Advisor.

  •
  "REIT" means a real estate investment trust, as defined in Section 856(a) of the Code.

  •
  "Remington Lodging" means Remington Lodging and Hospitality LLC, together with its affiliates, a property management company owned by Ashford Inc.

  •
  "RevPAR" means revenue per available room and is calculated by multiplying average daily rate by the average daily occupancy. RevPAR is one of the commonly used measures within the hotel industry to evaluate hotel operations. RevPAR does not include revenues from food and beverage sales, parking, telephone or other non-rooms revenues generated by the property. Although RevPAR does not include these ancillary revenues, it is generally considered the leading indicator of core revenues for many hotels. We also use RevPAR to compare the results of our hotels between periods and to analyze results of our comparable hotels (comparable hotels represent hotels we have owned for the entire period).

  •
  "TRS" means a taxable REIT subsidiary. Our "TRSs" refers to our taxable REIT subsidiaries, including Braemar TRS Corporation, a Delaware corporation, and its subsidiaries, together with the two taxable REIT subsidiaries that lease our two hotels held in a consolidated joint venture and are wholly owned by the joint venture.

        References to websites included in this prospectus are intended to be inactive textual references only, and the information on such websites is not incorporated by reference into this prospectus.

 MARKET AND INDUSTRY DATA AND FORECASTS

        Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference have been obtained from third-party sources, which data and forecasts are publicly available for free or upon payment as part of a subscription service. None of such data and forecasts was prepared specifically for us. No third-party source that has prepared such information has reviewed or passed upon our use of the information in this prospectus or documents incorporated by reference, and no third-party source is quoted or summarized in this prospectus as an expert. Furthermore, these sources generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers' experience in the industry, and there can be no assurance that any of the forecasts or projections will be achieved. The quantitative information may be derived from estimates and subjective judgments and may be subject to limited audit and validation procedures. We believe that the surveys and market research others have performed are reliable, but we have not independently investigated or verified this information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include, among others, statements about the terms and size of this offering, the use of proceeds from this offering, and possible, estimated or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

  •
  our business and investment strategy;

  •
  our projected operating results and dividend rates;

  •
  our ability to obtain future financing arrangements;

  •
  our understanding of our competition;

  •
  market trends;

  •
  projected capital expenditures;

  •
  anticipated acquisitions or dispositions; and

  •
  the impact of technology on our operations and business.

        Such forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently known to us. These beliefs, assumptions and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

  •
  the factors discussed in this prospectus and in the documents incorporated herein by reference, including those set forth in our most recent Annual Report on Form 10-K under the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Properties," as updated in our subsequent Quarterly Reports on Form 10-Q and other filings under the Exchange Act;

  •
  general and economic business conditions affecting the lodging and travel industry;

  •
  general volatility of the capital markets and the market price of our common and preferred stock;

  •
  changes in our business or investment strategy;

  •
  availability, terms and deployment of capital;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  availability of qualified personnel to Ashford Advisor and certain of its affiliates;

  •
  changes in our industry and the market in which we operate, interest rates, or local economic conditions;

  •
  the degree and nature of our competition;

  •
  actual and potential conflicts of interest with Ashford Trust, Ashford Advisor, Ashford Inc., our executive officers and our non-independent director;

  •
  changes in personnel of Ashford Advisor and certain of its affiliates or the lack of availability of qualified personnel;

  •
  changes in governmental regulations, accounting rules, tax rates and similar matters;

  •
  legislative and regulatory changes, including changes to the Code, and related rules, regulations and interpretations governing the taxation of REITs; and

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes.

        When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated by reference herein. The matters summarized under "Risk Factors" and elsewhere in this prospectus and in the documents incorporated by reference herein could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward-looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

 PROSPECTUS SUMMARY

        The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in the Preferred Stock, you should read carefully this entire prospectus and the documents incorporated by reference herein, including the sections entitled "Risk Factors" in this prospectus and our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus.

Our Company

        We are an externally advised Maryland corporation formed in April 2013. We became a public company on November 19, 2013. We invest primarily in High RevPAR luxury hotels and resorts. High RevPAR, for purposes of our investment strategy, means RevPAR of at least twice the then-current U.S. national average RevPAR for all hotels as determined by Smith Travel Research. Two times the U.S. national average was $172 for the year ended December 31, 2018. We have elected to be taxed as a REIT under the Code, beginning with our short taxable year ended December 31, 2013. We conduct our business and own substantially all of our assets through our Operating Partnership.

        We operate in the direct hotel investment segment of the hotel lodging industry. As of December 31, 2019, we owned interests in 13 hotel properties in six states, the District of Columbia and St. Thomas, U.S. Virgin Islands with 3,722 total rooms, or 3,487 net rooms, excluding those attributable to our joint venture partner. The hotel properties in our current portfolio are predominantly located in U.S. urban markets and resort locations with favorable growth characteristics resulting from multiple demand generators. We own 11 of our hotel properties directly, and the remaining two hotel properties through an investment in a majority-owned consolidated entity.

        We are advised by Ashford Advisor, a subsidiary of Ashford Inc., through an advisory agreement. All of the hotel properties in our portfolio are currently asset-managed by Ashford Advisor. We do not have any employees. All of the services that might be provided by employees are provided to us by Ashford Advisor. Ashford Advisors' management team has over 98 years of combined hospitality experience.

        We do not operate any of our hotel properties directly; instead, we employ hotel management companies to operate them for us under management contracts. Remington Lodging, which is owned by Ashford Inc., manages three of our hotel properties and third-party management companies manage the remaining 10 hotel properties.

        Ashford Inc. also provides other products and services to us or our hotel properties through certain entities in which Ashford Inc. has an ownership interest. These products and services include, but are not limited to project management services, debt placement services, audio visual services, real estate advisory services, insurance claims services, hypoallergenic premium rooms, watersport activities, travel/transportation services and mobile key technology. Ashford Inc. embraces five guiding principles: ethical, innovative, profitable, engaging and tenacious.

Recent Developments

        On October 24, 2019, we provided notice to Accor Management US Inc. of the breach of its responsibilities under the management agreement for the Sofitel Chicago Magnificent Mile. On November 7, 2019, Accor Management US Inc. filed a complaint and summons in the Supreme Court of the State of New York, New York County, seeking a declaratory judgment that no breach has occurred. On January 6, 2020, we filed a complaint and summons in the Supreme Court of the State of

New York, New York County seeking damages and a declaration regarding our right to terminate the management agreement. We intend to take legal action to assert our rights under the management agreement.

Our Investment and Growth Strategies

        Our principal business objectives are to generate attractive returns on our invested capital and long-term growth in cash flow to maximize total returns to our stockholders. To achieve our objectives, we pursue the following strategies:

  Focused Investment Strategy

        Our strategy is to invest in premium branded and high-quality independent luxury hotels and resorts that are anticipated to generate RevPAR at least twice the average RevPAR for the U.S. lodging industry, as determined by Smith Travel Research, and are located predominantly in North America.

        We intend to concentrate our investments in markets where we believe there are significant growth opportunities, taking into consideration the risk of additional supply. In determining anticipated RevPAR for a particular asset, we may take into account forecasts and other considerations, including without limitation, conversions or repositioning of assets, capital plans, brand changes and other factors which may reasonably be forecasted to raise RevPAR after stabilization. Stabilization with respect to a hotel, after the completion of an initiative, such as a capital plan, conversion or change of brand name or change of the business mix or other operating characteristics, is generally expected to occur within 12 to 24 months after the completion of the related renovation, repositioning or brand change.

        In connection with this investment strategy, we frequently evaluate opportunities to acquire additional hotel properties, either through direct ownership, joint ventures, partnership participations or similar arrangements. We may use cash or debt or issue equity securities, common units or other securities in our Company, our Operating Partnership or our other subsidiaries as currency for a transaction. Some or all of these acquisitions, if completed, may be material to our company, individually or in the aggregate. We may, from time to time, be party to letters of intent, term sheets and other non-binding agreements relating to potential acquisitions. We cannot assure you that we will enter into definitive acquisition agreements with respect to any potential acquisitions.

  Active Asset Management Strategy

        We rely on Ashford Advisor to asset-manage the hotel properties in our portfolio and will rely on Ashford Advisor to asset manage any hotel properties we may acquire in the future, to help maximize the operating performance, cash flow and value of each hotel. Asset management is intended to include actively "managing" the property managers and holding them accountable to drive top line and bottom-line operating performance. Ashford Advisor aims to achieve this goal by benchmarking each asset's performance compared to similar hotel properties within our portfolio. Ashford Advisor also closely monitors all hotel operating expenses, as well as third-party vendor and service contracts. If expense levels are not commensurate with the property revenues, Ashford Advisor works with the property manager to implement cost cutting initiatives. Ashford Advisor is also very active in evaluating and proposing improved strategies for the sales, marketing and revenue management initiatives of the property manager as well as its ability to drive ancillary hotel revenues (for example, spa, food and beverage, parking, and Internet). In addition to supervising and directing the property managers, Ashford Advisor works with the brands and management companies to negotiate favorable franchise agreement and property management agreement terms. Ashford Advisor also actively participates in brand advisory committee meetings to provide feedback and input on new hotel brand initiatives. We believe that our strong asset management process of focusing on revenue optimization and expense management helps to ensure that each hotel is being operated to our and our franchisors' standards, that our hotel properties are being adequately maintained in order to preserve the value of the asset and the safety of the hotel to customers, and that our property managers are maximizing revenue and enhancing operating margins.

  Disciplined Capital Allocation Strategy

        We intend to pursue a disciplined capital allocation strategy as it relates to the acquisition, operation, disposition and financing of assets in our portfolio and those that we may acquire in the future. Ashford Advisor utilizes its extensive industry experience and capital markets expertise to influence the timing of capital deployment and recycling, and we may selectively sell hotel properties that are no longer consistent with our investment strategy or as to which returns appear to have been maximized. To the extent we sell hotel properties, we generally intend to redeploy the capital into investment opportunities that we believe will achieve higher returns or buy back our common stock or other securities.

Our Hotel Properties

        We own 11 of our hotel properties directly, and the remaining two hotel properties through an investment in a majority-owned consolidated entity. Eight of the 13 hotel properties in our portfolio operate under premium brands affiliated with Marriott International, Inc. ("Marriott") and Hilton Worldwide, Inc. ("Hilton"). One hotel property is managed by Hyatt Hotels Corporation ("Hyatt"), one hotel property is managed by Accor Business and Leisure Management, LLC ("Accor"), and three hotel properties are managed by Remington Lodging, a property management company owned by Ashford Inc.

        The following table presents certain information related to our hotel properties as of December 31, 2019:

Hotel Property	Location	Service Type	Total Rooms	% Owned	Owned Rooms
Fee Simple Properties
Capital Hilton	Washington, D.C.	Full	550	75%	413
Seattle Marriott Waterfront	Seattle, WA	Full	361	100%	361
The Notary Hotel(1)	Philadelphia, PA	Full	499	100%	499
San Francisco Courtyard Downtown(2)	San Francisco, CA	Select	410	100%	410
Chicago Sofitel Magnificent Mile	Chicago, IL	Full	415	100%	415
Pier House Resort	Key West, FL	Full	142	100%	142
Ritz-Carlton, St. Thomas(3)	St. Thomas, USVI	Full	180	100%	180
Park Hyatt Beaver Creek	Beaver Creek, CO	Full	190	100%	190
Hotel Yountville	Yountville, CA	Full	80	100%	80
Ritz-Carlton, Sarasota	Sarasota, FL	Full	266	100%	266
Ritz-Carlton, Lake Tahoe	Truckee, CA	Full	170	100%	170
Ground Lease Properties
Hilton La Jolla Torrey Pines(4)	La Jolla, CA	Full	394	75%	296
Bardessono Hotel(5)	Yountville, CA	Full	65	100%	65

Total			3,722		3,487

(1)
On July 17, 2019, we announced the opening of The Notary Hotel (previously known as the "Philadelphia Courtyard").

(2)
Announced plan to convert to Autograph Collection. On July 11, 2019, we announced the planned opening of The Clancy, which will be a full-service hotel.

(3)
Due to the impact from hurricanes Irma and Maria, the Ritz-Carlton, St. Thomas was closed for renovation until November 22, 2019, when the hotel was reopened. Approximately 176 of the 180 total rooms were available upon reopening. The hotel had 180 total rooms in service prior to the hurricanes and as of the date of this prospectus, all 180 rooms are in service.

(4)
The ground lease expires in 2067.

(5)
The initial ground lease expires in 2065. The ground lease contains two 25-year extension options, at our election.

Certain Agreements

  Advisory Agreement

        Pursuant to our advisory agreement, Ashford Advisor acts as our advisor, responsible for implementing our investment strategies and decisions and the management of our day-to-day operations, subject to the supervision and oversight of our board of directors. We rely on Ashford Advisor to provide, or obtain on our behalf, the personnel and services necessary for us to conduct our business, and we have no employees of our own.

        Pursuant to the terms of our advisory agreement, Ashford Advisor and its affiliates provide us with our management team, along with appropriate support personnel as Ashford Advisor deems reasonably necessary. Ashford Advisor and its affiliates are not obligated to dedicate any of their respective employees exclusively to us, nor are Ashford Advisor, its affiliates or any of their employees obligated to dedicate any specific portion of its or their time to our business except as necessary to perform the service required of them in their capacity as our advisor. Ashford Advisor is at all times subject to the supervision and oversight of our board of directors. So long as Ashford Advisor is our advisor, our governing documents require us to include two persons designated by Ashford Advisor as candidates for election as director at any stockholder meeting at which directors are to be elected. Such nominees may be executive officers of our advisor. If the size of our board of directors is increased at any time to more than seven directors, Ashford Advisor's right to nominate shall be increased by such number of directors as shall be necessary to maintain the ratio of directors nominated by Ashford Advisor to the directors otherwise nominated, as nearly as possible (rounding to the next larger whole number), equal to the ratio that would have existed if our board of directors consisted of seven members. Our advisory agreement requires Ashford Advisor to manage our business affairs in conformity with the policies and the guidelines that are approved and monitored by our board of directors. Additionally, Ashford Advisor must refrain from taking any action that would (i) adversely affect our status as a REIT, (ii) subject us to regulation under the Investment Company Act of 1940, as amended, (iii) knowingly and intentionally violate any law, rule or regulation of any governmental body or agency having jurisdiction over us, (iv) violate any of the rules or regulations of any exchange on which our securities are listed or (v) violate our charter, bylaws or resolutions of our board of directors, all as in effect from time to time.

  Enhanced Return Funding Program Agreement

        On January 15, 2019, we entered into the Enhanced Return Funding Program Agreement (the "ERFP Agreement") with Ashford Inc. and Ashford Advisor. Pursuant to the terms of the ERFP Agreement, Ashford Advisor will provide funding to facilitate the acquisition of hotel properties by our Operating Partnership that are recommended by Ashford Advisor, in an aggregate amount of up to $50 million (subject to increase to up to $100 million by mutual agreement). Each funding will equal 10% of the property acquisition price and will be made either at the time of the property acquisition or at any time generally within the two-year period following the date of such acquisition, in exchange for furniture, fixtures & equipment for use at the acquired property or any other property owned by our Operating Partnership.

  Premier Master Project Management Agreement

        Ashford Inc., through Premier, provides us with project management services, including construction management, interior design, architectural oversight, and the purchasing, expediting, warehousing coordination, freight management and supervision of installation of furniture, fixtures & equipment, and related services.

  Hotel Management Agreements

        We do not operate any of our hotel properties directly; instead we employ hotel management companies to operate them for us under management agreements. Ashford Inc. (indirectly through Remington Lodging) provides us with property management services at three hotel properties owned by us. The remaining ten of our hotel properties are operated pursuant to a hotel management agreement with one of four brand hotel management companies. Each hotel management company receives a base management fee and is also eligible to receive an incentive management fee if hotel operating income, as defined in the respective management agreement, exceeds certain thresholds. The incentive management fee is generally calculated as a percentage of hotel operating income after we have received a priority return on our investment in the hotel.

  Franchise Agreements

        None of our hotel properties operate under franchise agreements. The hotel management agreements with Marriott, Hilton, Hyatt and Accor allow ten of our hotel properties to operate under the Marriott, Hilton, Hyatt or Sofitel brand names, as applicable, and provide benefits typically associated with franchise agreements and licenses, including, among others, the use of the Courtyard, Marriott, Ritz-Carlton, Hilton, Hyatt or Sofitel, as applicable, reservation system and guest loyalty and reward program. Any intellectual property and trademarks of Marriott, Hilton, Hyatt or Accor, as applicable, are exclusively owned and controlled by the applicable property manager or an affiliate of such manager which grants the manager rights to use such intellectual property or trademarks with respect to the applicable hotel.

  Licensing Agreement

        The Ritz-Carlton, St. Thomas is subject to a License and Royalty Agreement (the "Royalty Agreement"), which allows us to use the Ritz-Carlton brand for 50 years with Marriott having two 10-year extension options. The Royalty Agreement is coterminous with the management agreement for the Ritz-Carlton, St. Thomas. In connection with our ability to use the Ritz-Carlton brand, we are obligated to pay a royalty fee of 2.6% of gross revenues and an incentive royalty of 20% of operating profit in excess of owner's priority.

Our Financing Strategy

        As of September 30, 2019, our property-level indebtedness was approximately $1.1 billion, with a weighted average interest rate of 4.3% per annum. As of September 30, 2019, 100% of our mortgage debt is variable rate debt. We intend to continue to use variable-rate debt or a mix of fixed and variable-rate debt as we see fit, and we may, if appropriate, enter into interest rate hedges.

        We intend to finance our long-term growth and liquidity needs with operating cash flow, equity issuances of both common and preferred stock, joint ventures, a revolving line of credit and secured and unsecured debt financings having staggered maturities. We target leverage of 45% net debt to gross assets. We define net debt as the outstanding principal amount of our consolidated indebtedness, less cash, cash equivalents, marketable securities, restricted cash and amounts due from third-party hotel managers. We may also issue common units in our Operating Partnership to acquire properties from sellers who seek a tax-deferred transaction. In addition, we may from time to time receive additional capital from our advisor pursuant to the ERFP Agreement.

        We may utilize Lismore Capital LLC, a subsidiary of Ashford Inc., or other entities in which Ashford Inc. has an interest, to provide debt placement services, which otherwise would be provided by third parties, for property-level debt financings. The services provided by these entities include access to their deep industry contacts to achieve competitive terms in the market, due diligence support and assistance in completing the financing transaction.

        We may use the proceeds from any borrowings for working capital, consistent with industry practice, to:

  •
  purchase interests in partnerships or joint ventures;

  •
  finance the origination or purchase of debt investments; or

  •
  finance acquisitions, expand, redevelop or improve existing properties, or develop new properties or other uses.

Corporate Information

        Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.bhrreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

 The Offering

Issuer	Braemar Hotels & Resorts Inc.
Preferred Stock offered by us
A maximum of 20,000,000 shares of Series E Preferred Stock or Series M Preferred Stock will be offered through our dealer manager in our primary offering on a reasonable-best-efforts basis at $25.00 per share, unless discounted prices are available as described in the "Plan of Distribution" section of this prospectus. We are also offering up to 8,000,000 shares of Series E Preferred Stock or Series M Preferred Stock pursuant to the DRP at $25.00 per share.

The Series E Preferred Stock and the Series M Preferred Stock offered hereby have similar characteristics, including, but not limited to, rank, stated value, liquidation preferences and voting rights; however, differences include, but are not limited to, dividend rates and redemption options, all as summarized below.

See the section entitled "Description of the Series E Preferred Stock" and "Description of the Series M Preferred Stock" in this prospectus for further discussion of this topic. We reserve the right to reallocate the shares of Preferred Stock we are offering between our primary offering and the DRP.
Offering objectives
With respect to our preferred stockholders, our principal business objectives are to (i) provide investors a sustainable and attractive level of income through the payment of preferential monthly dividends, and (ii) to provide greater assurance of the preservation and return of investor capital through the offering of securities senior to our common stock.
Series E Preferred Stock offered by us
Ranking. The Series E Preferred Stock ranks (i) senior to all classes or series of our common stock and future junior securities, (ii) on a parity with each series of our outstanding preferred stock, including the 5.50% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), the 8.25% Series D Cumulative Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), and the Series M Preferred Stock and with any future parity securities, and (iii) junior to any future senior securities (none of which are currently outstanding) and to all our existing and future indebtedness, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs.

Stated Value. Each share of Series E Preferred Stock will have a "Stated Value" of $25.00, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series E Preferred Stock (the "Series E Articles Supplementary").

Dividends. Holders of Series E Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series E Preferred Stock at an annual rate of 6.5% of the Stated Value (equivalent to an annual dividend rate of $1.625 per share). We expect to authorize and declare dividends on the shares of Series E Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

Redemption at the Option of Holders. Except as noted below, a holder will have the right to require us to redeem any or all of such holder's shares of Series E Preferred Stock at a redemption price equal to 100% of the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
The redemption fee shall be equal to:
• beginning on the "date of original issuance" of the shares to be redeemed: 8%;
• beginning on the second anniversary from the "date of original issuance" of the shares to be redeemed: 5%; and
• beginning on the third anniversary from the "date of original issuance" of the shares to be redeemed: 0%.

For so long as our common stock is listed on a national securities exchange, if a holder of shares of Series E Preferred Stock causes us to redeem such shares of Series E Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

For purposes of this "Redemption at the Option of Holders" provision, the "date of original issuance" of the shares to be redeemed will mean the earliest date that any shares of Series E Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.

For purposes of this "Redemption at the Option of Holders" provision, where the shares of Preferred Stock to be redeemed were acquired by the holder pursuant to the DRP (such shares, "DRP Shares"), the "date of original issuance" of such DRP Shares shall be deemed to be the same as the "date of original issuance" of the underlying shares of Preferred Stock pursuant to which such DRP Shares are directly or indirectly attributable (such shares, "Underlying Shares"), and such DRP Shares shall be subject to the same redemption fee to which the Underlying Shares would be subject if submitted for redemption hereunder.

Our ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. In addition, aggregate redemptions by holders of Preferred Stock pursuant to this "Redemption at the Option of Holders" provision, will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year. See "Description of the Series E Preferred Stock—Redemption at the Option of Holders."

Optional Redemption Following Death or Disability of a Holder. Subject to the requirements below, we will redeem shares of Series E Preferred Stock held by a natural person upon his or her death or upon suffering a qualifying disability at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. No redemption fees shall apply to such redemptions.
In order to redeem shares on the terms described above upon the death or qualifying disability of a holder, the following conditions must be met:

•

the deceased or disabled holder must be the sole holder or the beneficiary of a trust or an individual retirement account ("IRA") or other retirement or profit-sharing plan that is a holder or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the deceased or disabled may be one of the spouses;

• in the case of the disability of a holder:

•

such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration);

• such determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive;
• the condition causing the disability shall have occurred after the date that the holder became a holder of Series E Preferred Stock; and
• the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits;
• the redemption request must be received by the company within 12 months after the death or disability of the holder; and

•

in the case of the death of a holder, the redemption request must be made by a recipient of the shares through bequest or inheritance or, in the case of the death of a beneficiary of a trust, by the trustee of the trust or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the request may be made by the surviving spouse.

For so long as our common stock is listed on a national securities exchange, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Our ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Although death and disability redemptions will not be subject to the 2%/5%/20% limits described above, death and disability redemptions will count toward such limits when applied to other redemptions at the option of the holder. See "Description of the Series E Preferred Stock—Optional Redemption Following Death or Disability of a Holder."

Optional Redemption by the Company. After three years from the "date of original issuance" of the shares of Series E Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series E Preferred Stock, in whole or in part, at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. For so long as our common stock is listed on a national securities exchange, if we choose to redeem any shares of Series E Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

For purposes of this "Optional Redemption by the Company" provision, the "date of original issuance" of the shares to be redeemed will mean the earliest date that any shares of Series E Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued. As a result, depending upon how late in a calendar quarter you purchased your shares, we may have the ability to redeem your shares even if they have been outstanding for slightly less than three years.

For purposes of this "Optional Redemption by the Company" provision, where the shares of Preferred Stock to be redeemed are DRP Shares, the "date of original issuance" of such DRP Shares shall be deemed to be the same as the "date of original issuance" of the Underlying Shares, and such DRP Shares shall become subject to optional redemption by us hereunder on the same date and terms as the Underlying Shares.

Special Optional Redemption by the Company. Upon the occurrence of a Change of Control (as defined below), we will have the right (but not the obligation) to redeem the outstanding shares of Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Series E Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the Series E Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series E Preferred Stock will not have the conversion right described below.

A "Change of Control" is when the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts ("ADRs") representing such securities) listed on the NYSE, the NYSE American or the NASDAQ Stock Market ("NASDAQ") or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights. Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right, at such holder's option, unless, prior to the Series E Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock, to convert some or all of the shares of Series E Preferred Stock held by such holder on the Series E Change of Control Conversion Date into a number of shares of our common stock. The number of shares of common stock to be issued per share of Series E Preferred Stock to be converted will equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the Stated Value plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the Series E Change of Control Conversion Date (unless the Series E Change of Control Conversion Date is after a dividend record date for the Series E Preferred Stock and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

• 5.69476 (the "Series E Share Cap"), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

If, prior to the Series E Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right, holders of Series E Preferred Stock will not have any right to convert the Series E Preferred Stock in connection with the Series E Change of Control Conversion Right (as defined below) and any shares of Series E Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Series E Change of Control Conversion Date.

For definitions of "Series E Change of Control Conversion Right," "Series E Change of Control Conversion Date" and "Common Stock Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Series E Change of Control Conversion Right, see "Description of the Series E Preferred Stock—Conversion Rights."

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series E Preferred Stock will have the right to receive the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution or payment is made to the holders of our common stock or any other class or series of capital stock ranking junior to the Series E Preferred Stock. The rights of the holders of the Series E Preferred Stock to receive the Stated Value will be subject to the rights of holders of our debt, holders of any equity securities ranking senior in liquidation preference to the Series E Preferred Stock (none of which are currently outstanding) and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series E Preferred Stock, including the Series B Preferred Stock, the Series D Preferred Stock and the Series M Preferred Stock.

Voting Rights. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of the Series E Preferred Stock entitles the holder to one vote on all matters submitted to a vote by the holders of our common stock, including the election of directors. Except as provided with respect to any other class or series of stock and the special voting rights described below, the holders of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class) possess exclusive voting power. There is no cumulative voting in the election of our board of directors. In an uncontested election, directors are elected by a majority of the votes cast by the holders of the outstanding shares of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class), meaning that a director is elected if the candidate received more votes "for" than the votes "against," without consideration of abstentions, votes withheld and broker non-votes. In a contested election (where there are more candidates for election than seats to be filled), directors are elected by a plurality of the votes cast.

In addition, whenever dividends on the Series E Preferred Stock are in arrears for 18 or more monthly periods (whether or not consecutive), the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series E Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends in arrears on the outstanding shares of the Series E Preferred Stock have been paid and dividends for the current monthly dividend period have been paid in full. In addition, the issuance of future senior stock or certain charter amendments, whether by merger, consolidation or other business combination or otherwise materially adversely affecting the rights of holders of Series E Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of Series E Preferred Stock and shares of any class or series of preferred stock entitled to vote on such matters, if any, voting as a single class.

Eligibility to Purchase. Except as noted below, shares of Series E Preferred Stock are available for purchase in this offering only through participating broker-dealers and are not suitable for wrap accounts. See "Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers."

Series M Preferred Stock offered by us	Ranking. The Series M Preferred Stock ranks (i) senior to all classes or series of our common stock and future junior securities, (ii) on a parity with each series of our outstanding preferred stock, including the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and with any future parity securities, and (iii) junior to any future senior securities (none of which are currently outstanding) and to all our existing and future indebtedness, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs.

Stated Value. Each share of Series M Preferred Stock will have a "Stated Value" of $25.00, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series M Preferred Stock (the "Series M Articles Supplementary").

Dividends. Holders of Series M Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series M Preferred Stock at an annual rate of 7.0% of the Stated Value (equivalent to an annual dividend rate of $1.75 per share). Beginning one year from the "date of original issuance" of each share of Series M Preferred Stock, and on each one-year anniversary thereafter for such Series M Preferred Stock, the dividend rate will increase by 0.10% per annum for such share; provided, however, that the dividend rate for any share of Series M Preferred Stock shall not exceed 7.5% per annum. We expect to authorize and declare dividends on the shares of Series M Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

For purposes of the 0.10% per annum dividend rate increase in this "Dividends" provision, the "date of original issuance" of the shares of Series M Preferred Stock will mean the earliest date that any shares of Series M Preferred Stock were issued to any investor during the calendar quarter in which the shares were issued.

Redemption at the Option of Holders. Except as noted below, a holder will have the right to require us to redeem any or all of such holder's shares of Series M Preferred Stock at a redemption price equal to 100% of the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
The redemption fee shall be equal to:
• beginning on the "date of original issuance" of the shares to be redeemed: 1.5%; and
• beginning on the first anniversary from the "date of original issuance" of the shares to be redeemed: 0%.

For so long as our common stock is listed on a national securities exchange, if a holder of shares of Series M Preferred Stock causes us to redeem such shares of Series M Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

For purposes of this "Redemption at the Option of Holders" provision, the "date of original issuance" of the shares to be redeemed will mean the earliest date that any shares of Series M Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.

For purposes of this "Redemption at the Option of Holders" provision, where the shares of Preferred Stock to be redeemed are DRP Shares, the "date of original issuance" of such DRP Shares shall be deemed to be the same as the "date of original issuance" of the Underlying Shares, and such DRP Shares shall be subject to the same redemption fee to which the Underlying Shares would be subject if submitted for redemption hereunder.

Our ability to redeem shares of Series M Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. In addition, aggregate redemptions by holders of Preferred Stock pursuant to this "Redemption at the Option of Holders" provision, will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year. See "Description of the Series M Preferred Stock—Redemption at the Option of Holders."

Optional Redemption Following Death or Disability of a Holder. Subject to the requirements below, we will redeem shares of Series M Preferred Stock held by a natural person upon his or her death or upon suffering a qualifying disability at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. No redemption fees shall apply to such redemptions.
In order to redeem shares on the terms described above upon the death or qualifying disability of a holder, the following conditions must be met:

•

the deceased or disabled must be the sole holder or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the deceased or disabled may be one of the spouses;

• in the case of the disability of a holder:

•

such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration);

• such determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive;

• the condition causing the disability shall have occurred after the date that the holder became a holder of Series M Preferred Stock; and
• the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits;
• the redemption request must be received by the company within 12 months after the death or disability of the holder; and

•

in the case of the death of a holder, the redemption request must be made by a recipient of the shares through bequest or inheritance or, in the case of the death of a beneficiary of a trust, by the trustee of the trust or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the request may be made by the surviving spouse.

For so long as our common stock is listed on a national securities exchange, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Our ability to redeem shares of Series M Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Although death and disability redemptions will not be subject to the 2%/5%/20% limits described above, death and disability redemptions will count toward such limits when applied to other redemptions at the option of the holder. See "Description of the Series M Preferred Stock—Optional Redemption Following Death or Disability of a Holder."

Optional Redemption by the Company. After three years from the "date of original issuance" of the shares of Series M Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series M Preferred Stock, in whole or in part, at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. For so long as our common stock is listed on a national securities exchange, if we choose to redeem any shares of Series M Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

For purposes of this "Optional Redemption by the Company" provision, the "date of original issuance" of the shares to be redeemed will mean the earliest date that any shares of Series M Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued. As a result, depending upon how late in a calendar quarter you purchased your shares, we may have the ability to redeem your shares even if they have been outstanding for slightly less than three years.

For purposes of this "Optional Redemption by the Company" provision, where the shares of Series M Preferred Stock to be redeemed are DRP Shares, the "date of original issuance" of such DRP Shares shall be deemed to be the same as the "date of original issuance" of the Underlying Shares, and such DRP Shares shall become subject to optional redemption by us hereunder on the same date and terms as the Underlying Shares.

Special Optional Redemption by the Company. Upon the occurrence of a Change of Control, we will have the right (but not the obligation) to redeem the outstanding shares of Series M Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Series M Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the Series M Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series M Preferred Stock will not have the conversion right described below.

Conversion Rights. Upon the occurrence of a Change of Control, each holder of Series M Preferred Stock will have the right, at such holder's option, unless, prior to the Series M Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series M Preferred Stock, to convert some or all of the shares of Series M Preferred Stock held by such holder on the Series M Change of Control Conversion Date into a number of shares of our common stock. The number of shares of common stock to be issued per share of Series M Preferred Stock to be converted will be equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the Series M Change of Control Conversion Date (unless the Series M Change of Control Conversion Date is after a dividend record date for the Series M Preferred Stock and prior to the corresponding Series M Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

• 5.69476 (the "Series M Share Cap"), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

If, prior to the Series M Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series M Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right, holders of Series M Preferred Stock will not have any right to convert the Series M Preferred Stock in connection with the Series M Change of Control Conversion Right and any shares of Series M Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Series M Change of Control Conversion Date.

For definitions of "Series M Change of Control Conversion Right" and "Series M Change of Control Conversion Date" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Series M Change of Control Conversion Right, see "Description of the Series M Preferred Stock—Conversion Rights."

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series M Preferred Stock will have the right to receive the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution or payment is made to the holders of our common stock or any other class or series of capital stock ranking junior to the Series M Preferred Stock. The rights of the holders of the Series M Preferred Stock to receive the Stated Value will be subject to the rights of holders of our debt, holders of any equity securities ranking senior in liquidation preference to the Series M Preferred Stock (none of which are currently outstanding) and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series M Preferred Stock, including the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

Voting Rights. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of the Series M Preferred Stock entitles the holder to one vote on all matters submitted to a vote by the holders of our common stock, including the election of directors. Except as provided with respect to any other class or series of stock and the special voting rights described below, the holders of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class) possess exclusive voting power. There is no cumulative voting in the election of our board of directors. In an uncontested election, directors are elected by a majority of the votes cast by the holders of the outstanding shares of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class), meaning that a director is elected if the candidate received more votes "for" than the votes "against," without consideration of abstentions, votes withheld and broker non-votes. In a contested election (where there are more candidates for election than seats to be filled), directors are elected by a plurality of the votes cast.

In addition, whenever dividends on the Series M Preferred Stock are in arrears for 18 or more monthly periods (whether or not consecutive), the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series M Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends in arrears on the outstanding shares of the Series M Preferred Stock have been paid and dividends for the current monthly dividend period have been paid in full. In addition, the issuance of future senior stock or certain charter amendments, whether by merger, consolidation or other business combination or otherwise, materially adversely affecting the rights of holders of Series M Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of Series M Preferred Stock and shares of any class or series of preferred stock entitled to vote on such matters, if any, voting as a single class.

Eligibility to Purchase. Except as noted below, shares of Series M Preferred Stock are available for purchase in this offering only through certain registered investment advisors and through participating broker-dealers who have agreed to make Series M Preferred Stock available to clients who pay the broker-dealer a fee based on assets under management. See "Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers."
Dividend Reinvestment Plan
Our transfer agent, Computershare Trust Company, N.A., will administer the DRP for holders of the Preferred Stock, pursuant to which holders may elect to have all, but not less than all, of their dividends automatically reinvested in additional shares of the Series E Preferred Stock or the Series M Preferred Stock, as applicable, at a price of $25.00 per share. Holders of Series E Preferred Stock and holders of Series M Preferred Stock will receive Series E DRP Shares and Series M DRP Shares, respectively. Holders who do not so elect will receive their dividends in cash. See "Dividend Reinvestment Plan" in this prospectus for additional information regarding the DRP.
Capital stock to be outstanding after this offering	32,885,217 shares of common stock(1)
5,031,473 shares of Series B Preferred Stock
1,600,000 shares of Series D Preferred Stock

28,000,000 shares of Series E Preferred Stock and/or Series M Preferred Stock (assuming the maximum offering of 20,000,000 shares of Preferred Stock in our primary offering and 8,000,000 shares of Preferred Stock in the DRP)

Estimated use of proceeds	Assuming we issue only shares of Series E Preferred Stock and in an amount equal to the maximum offering amount in our primary offering and no sales pursuant to the DRP, we estimate that we will receive net proceeds from the primary offering of approximately $442.5 million after deducting estimated offering expenses, including selling commissions and the dealer manager fee, of approximately $57.5 million. Assuming we issue only shares of Series M Preferred Stock and in an amount equal to the maximum offering amount in our primary offering and no sales pursuant to the DRP, we estimate that we will receive net proceeds from the primary offering of approximately $477.5 million after deducting estimated offering expenses, including the dealer manager fee of approximately $22.5 million. Assuming the sale of the maximum offering amount in our primary offering consisting of 80% of shares of Series E Preferred Stock and 20% of shares of Series M Preferred Stock and assuming no sales pursuant to the DRP, we estimate that we will receive net proceeds from the primary offering of approximately $449.5 million after deducting estimated offering expenses, including selling commissions and the dealer manager fee of approximately $50.5 million. We are not making any representations as to the actual outcome of this offering. As of the date of this prospectus, we have issued no shares of Series E Preferred Stock or Series M Preferred Stock in this offering.

We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, repayment of debt or other maturing obligations, financing future hotel-related investments, redemption of outstanding shares of preferred stock, capital expenditures and working capital. See the section entitled "Estimated Use of Proceeds" in this prospectus.
NYSE
Our common stock is listed on the NYSE under the trading symbol "BHR," the Series B Preferred Stock is listed on the NYSE under the symbol "BHRPrB" and the Series D Preferred Stock is listed on the NYSE under the symbol "BHRPrD." There is no established public trading market for the offered shares of Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock on any national securities exchange.

(1)
This number excludes (i) shares of common stock that may be issued upon redemption of the Preferred Stock offered hereby, shares of common stock that may be issued upon conversion of the Series B Preferred Stock and shares of common stock that may be issued upon a Change of Control under the terms of the Preferred Stock issued hereby and the Series B Preferred Stock and the Series D Preferred Stock, (ii) 1,600,000 shares of common stock reserved for future issuance to Ashford Advisor under the Advisor Equity Incentive Plan, (iii) 823,983 shares of common stock reserved for issuance to our directors, executive officers and other Ashford Advisor employees under the 2013 Equity Incentive Plan, (iv) 3,921,476 shares of common stock reserved for issuance upon redemption of common units of our Operating Partnership; and (v) any shares of common stock we may issue to Ashford Advisor in payment of any portion of the incentive fee.

Capital Structure

        The Preferred Stock ranks senior to our common stock and on a parity with the Series B Preferred Stock and the Series D Preferred Stock with respect to both the payment of dividends and distribution of amounts upon liquidation, dissolution or winding up of our affairs. Our board of directors may authorize the issuance and sale of additional shares of preferred stock from time to time, including additional shares of Preferred Stock.

Determination of Offering Price

        The offering price of the Preferred Stock and the related selling commissions and dealer manager fees have been determined pursuant to discussions between us and our dealer manager, which is an affiliate of Ashford Advisor, based upon our financial condition and the conditions of the securities markets at the time of this offering. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the price that you would receive upon the sale of the Preferred Stock in a hypothetical liquid market.

        However, for the purpose of allowing the dealer manager and the participating broker-dealers to comply with FINRA Rule 2310(b)(5) and to participate in the distribution of this offering of Preferred Stock, we have agreed that annually we will provide a per share estimate of the value of the Preferred Stock in the annual report to stockholders filed pursuant to Section 13(a) of the Exchange Act.

Covered Security

        The term "covered security" applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE. The Preferred Stock is a covered security because it is senior to our common stock and therefore is exempt from state registration. See "Risk Factors—Risks Related to This Offering—Investors in the Preferred Stock will not enjoy the protections afforded by registration of this offering under state securities laws."

RISK FACTORS

        An investment in our securities involves significant risks. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following risk factors related to this offering, as well as the other risk factors incorporated by reference in this prospectus, from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as applicable, and other filings we may make from time to time with the SEC.

Risks Related to This Offering

There is no public market for the Preferred Stock, and we do not expect one to develop.

        There is no public market for the Preferred Stock offered in this offering, and we currently have no plan to list these securities on a securities exchange or to include these shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, and these restrictions may inhibit your ability to sell the Preferred Stock promptly or at all. If you are able to sell the Preferred Stock, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Preferred Stock only as a long-term investment.

The Preferred Stock is subordinated in right of payment to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock, including additional shares of Preferred Stock, and by other transactions.

        As of September 30, 2019, our total indebtedness was approximately $1.1 billion, and we may incur significant additional debt to finance future acquisition activities. The Preferred Stock is subordinated in right of payment to all of our existing and future debt. Our existing secured revolving credit facility restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities. Our charter currently authorizes the issuance of up to 80,000,000 shares of preferred stock in one or more series. Other than the voting rights as described under "Description of the Series E Preferred Stock—Voting Rights" and "Description of the Series M Preferred Stock—Voting Rights," the terms of the Preferred Stock do not restrict our ability to authorize or issue shares of a class or series of preferred stock with rights to distributions or upon liquidation that are on parity with or senior to the Preferred Stock or to incur additional indebtedness. The issuance of additional preferred stock on parity with or senior to the Preferred Stock would dilute the interests of the holders of the Preferred Stock, and any issuance of preferred stock senior to the Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Preferred Stock. Other than the redemption rights afforded to holders of the Preferred Stock as described under "Description of the Series E Preferred Stock—Redemption at the Option of Holders" and "Description of the Series M Preferred Stock—Redemption at the Option of Holders" and other than the voting rights as described under "Description of the Series E Preferred Stock—Voting Rights" and "Description of the Series M Preferred Stock—Voting Rights" below, none of the provisions relating to the Preferred Stock relate to or limit our indebtedness or afford the holders of the Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Preferred Stock.

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

        Upon the occurrence of a change of control in which our common stock and the common securities of the acquiring or surviving entity are not listed on the NYSE, the NYSE American or NASDAQ, holders of the Preferred Stock will generally have the right to convert some or all of their Preferred Stock into shares of our common stock, and under these circumstances we will also have a special optional redemption right to redeem the Preferred Stock. See "Description of the Series E Preferred Stock—Conversion Rights" and "—Special Optional Redemption by the Company" and "Description of the Series M Preferred Stock—Conversion Rights" and "—Special Optional Redemption by the Company." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Series E Share Cap or Series M Share Cap, as applicable, multiplied by the number of shares of Preferred Stock converted. If the Common Stock Price is less than $4.39 (which is approximately 50% of the per-share closing sale price of our common stock reported on the NYSE on January 22, 2020), subject to adjustment, the holders will receive a maximum of 5.69476 shares of our common stock per share of Preferred Stock, which may result in a holder receiving value that is less than the Stated Value of the Preferred Stock and accrued but unpaid dividends. In addition, those features of the Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company that could provide the holders of our common stock and Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

Dividends on our preferred stock, including the Preferred Stock, are discretionary. We cannot guarantee that we will be able to pay dividends in the future or what the actual dividends will be for any future period.

        Future dividends on our preferred stock, including the Preferred Stock, will be declared at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash dividends on our Preferred Stock or what the actual dividends will be for any future period. However, until we declare and pay (or set apart for payment) the full cumulative dividends on the Preferred Stock for all past dividend periods, our ability to make dividends and other distributions on our common stock (including redemptions) will be limited by the terms of the Preferred Stock.

The Preferred Stock has not been rated.

        The Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect its value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the value of the Preferred Stock. In addition, we may elect in the future to obtain a rating of the Preferred Stock, which could adversely impact the value of the Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the value of the Preferred Stock.

In the event you exercise your option to redeem Preferred Stock, our ability to redeem such shares of Preferred Stock may be subject to certain restrictions and limits.

        Our ability to redeem shares of Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Preferred Stock submitted for redemption in cash may be restricted by law. In addition, aggregate optional redemptions by holders of the Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year. See "Description of the Series E Preferred Stock—Redemption at the Option of Holders" and "Description of the Series M Preferred Stock—Redemption at the Option of Holders" for more information.

Shares of Preferred Stock may be redeemed for shares of common stock, which rank junior to the Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up of our affairs.

        Subject to certain redemption fees and limits, beginning on the "date of original issuance" (as defined above), the holders of shares of Preferred Stock may require us to redeem such shares. For so long as our common stock is listed on a national securities exchange, we may opt to pay the redemption price in shares of our common stock. The rights of the holders of shares of Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation, dissolution or winding up of our affairs. Unless full cumulative dividends on our shares of Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our affairs, the holders of shares of the Preferred Stock are entitled to receive a liquidation preference of the Stated Value, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to the Preferred Stock.

        If we redeem your shares of Preferred Stock for common stock, you will be subject to the risks of ownership of common stock. Please see our most recent Annual Report on Form 10-K, which is incorporated herein by reference, for a list of risks associated with our company, our operations and ownership of our common stock. Ownership of the Preferred Stock will not give you the rights of holders of our common stock. Until and unless you receive shares of our common stock upon redemption, you will have only those rights applicable to holders of the Preferred Stock.

The Preferred Stock will bear a risk of early redemption by us.

        We will have the ability to voluntarily redeem the outstanding shares of Preferred Stock after three years from the "date of original issuance" (as defined above) of such shares of Preferred Stock. Beginning at that time, we will have the right to redeem, at our option, the outstanding shares of Preferred Stock, in whole or in part, at a redemption price equal to the Stated Value per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. It is likely that we would choose to exercise our optional redemption right when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on the Preferred Stock had the Preferred Stock not been redeemed. We may elect to exercise our partial redemption right on multiple occasions.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment regardless of the circumstances.

        The payment due upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs is fixed at the Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment. Upon any liquidation, dissolution or winding up of our affairs, and after payment of the liquidating distribution has been made in full to the holders of Preferred Stock, you will have no right or claim to, or to receive, our remaining assets.

Upon the sale of any hotel properties, holders of Preferred Stock do not have a priority over holders of our common stock regarding return of capital.

        Holders of the Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the sale of any of our hotel properties. Depending on the price at which any such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of the Preferred Stock being redeemed, provided that full cumulative dividends have been paid in full to holders of Preferred Stock for all past dividend periods. Such distributions to holders of our common stock could increase the risk that we will be unable to return the Stated Value to holders of the Preferred Stock upon the liquidation, dissolution or winding up of our affairs.

We established the offering price and other terms for the Preferred Stock pursuant to discussions between us and our dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.

        The offering price of the Preferred Stock and the related selling commissions and dealer manager fees have been determined pursuant to discussions between us and our dealer manager, which is an affiliate of Ashford Advisor, based upon our financial condition and the perceived demand for non-traded preferred stock issued by real estate investment trusts and sold primarily through independent broker-dealers. Because the offering price is not based upon any independent valuation, such as the amount that a firm-commitment underwriter is willing to pay for the securities to be issued, the offering price may not be indicative of the price that you would receive upon the sale of the Preferred Stock in a hypothetical liquid market. We have issued two classes of listed preferred stock that are on parity with the Preferred Stock offered hereby (but differ from each other and from the Preferred Stock in a number of ways). The yields paid on such listed preferred stock, based on trading prices immediately prior to the date of this prospectus, are higher than the yield offered on the Series E Preferred Stock and higher than the initial yield on the Series M Preferred Stock.

We intend to use the net proceeds from this offering to fund future investments and for other general corporate and working capital purposes, but this offering is not conditioned upon the closing of properties in our current pipeline and we will have broad discretion to determine alternative uses of proceeds.

        As described under "Estimated Use of Proceeds," we intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, repayment of debt or other maturing obligations, financing future hotel-related investments, redemption of outstanding shares of preferred stock, capital expenditures and working capital. This offering will not be conditioned upon the closing of definitive agreements to acquire or invest in any properties. We will have broad discretion in the application of the net proceeds from this offering, and holders of the Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may result in investments that are not accretive to our results from operations.

Our ability to pay dividends and redeem shares of Preferred Stock may be limited by the requirements of Maryland law.

        Our ability to pay dividends and redeem shares of the Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution or redeem stock if, after giving effect to the distribution or redemption, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The terms of the Series B Preferred Stock require, but the terms of the Series D Preferred Stock, the Series E Preferred Stock and the Series M Preferred Stock do not require, that the liquidation preference of this series be included in this computation. Accordingly, we generally may not make a distribution on the Preferred Stock or redeem shares of Preferred Stock if, after giving effect to the distribution or redemption, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Preferred Stock, plus the liquidation preference of our Series B Preferred Stock.

Investors in the Preferred Stock will not enjoy the protections afforded by registration of this offering under state securities laws.

        The Preferred Stock is a covered security because it is senior to our listed common stock and therefore is exempt from state registration. As a result, investors will not receive the possible protection afforded by the review of this offering by various state regulators nor the protections afforded by the substantive requirements of the states with respect to public offerings of non-traded real estate investment trusts.

The dealer manager's relationship with us may cause a conflict of interest and may hinder the dealer manager's performance of its due diligence obligations.

        In connection with the offering, we will enter into a dealer manager agreement with Ashford Securities, an affiliate of Ashford Advisor that will receive selling commissions and a dealer manager fee, all or a portion of which it may re-allow to other dealers, in connection with this offering. As dealer manager, Ashford Securities has certain obligations under the federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering, including Ashford Advisor. Ashford Securities' affiliation with Ashford Advisor and the contribution agreement among Ashford Advisor, Ashford Trust and us may cause a conflict of interest for Ashford Securities in carrying out its due diligence obligations. The absence of an independent due diligence review by Ashford Securities may increase the risk and uncertainty you face as a potential investor in our shares.

        Also, we, Ashford Advisor and Ashford Trust have entered into a contribution agreement to provide funds to Ashford Advisor to fund the formation, registration and ongoing funding needs of Ashford Securities. As a result, Ashford Securities' operation and management may be influenced or affected by conflicts of interest arising out of its relationship with us, Ashford Advisor and Ashford Trust. Finally, the agreements with us and our related parties, including Ashford Securities, are not arm's-length agreements and may not be as favorable to investors as if the parties were operating at arm's-length.

Your ownership of Preferred Stock is subject to the ownership limits contained in our charter.

        Our charter contains 9.8% ownership limits that may be waived by our board of directors. For the purpose of preserving our REIT qualification, our charter prohibits direct or constructive ownership by any person of more than:

  •
  9.8% of the lesser of the total number or value of the outstanding shares of our common stock; or

  •
  9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock.

        These ownership limits are applied separately to ownership of our common stock, the Series E Preferred Stock and the Series M Preferred Stock. Our charter's constructive ownership rules are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class of our capital stock by an individual or entity could nevertheless cause that individual or entity to own constructively in excess of 9.8% of that class of capital stock, and thus be subject to our charter's ownership limit. Any attempt to own or transfer shares of the Series E Preferred Stock, the Series M Preferred Stock or common stock in excess of the ownership limit without the consent of our board of directors will be void and could result in the shares being automatically transferred to a charitable trust.

ESTIMATED USE OF PROCEEDS

        The tables below sets forth our estimated net proceeds from this offering, assuming that (i) we sell the maximum of 20,000,000 shares of Preferred Stock in our primary offering at the public offering price of $25.00 per share for maximum gross offering proceeds of $500 million, and (ii) we do not sell any shares of the Preferred Stock pursuant to the DRP as follows:

  •
  the first table below assumes sales in our primary offering are composed solely of shares of Series E Preferred Stock;

  •
  the second table below assumes sales in our primary offering are composed solely of shares of Series M Preferred Stock; and

  •
  the third table below assumes sales in our primary offering are composed of 80% shares of Series E Preferred Stock and 20% shares of Series M Preferred Stock.

The footnotes at the end of the third table below apply to all three tables. We are not making any representations as to the actual outcome of this offering. As of the date of this prospectus, we have issued no shares of Series E Preferred Stock or Series M Preferred Stock in this offering. For more information regarding the fees payable by us in this offering, see "Plan of Distribution" in this prospectus.

Estimated Net Proceeds of Primary Offering

100% Series E Preferred Stock and 0% Series M Preferred Stock

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$500,000,000	100.0%
Offering expenses:
Selling commissions(1)	$35,000,000	7.0%
Dealer manager fee(1)	$15,000,000	3.0%
Other offering expenses(2)	$7,500,000	1.5%

Estimated net proceeds	$442,500,000	88.5%

0% Series E Preferred Stock and 100% Series M Preferred Stock

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$500,000,000	100.0%
Offering expenses:
Selling commissions(1)	$0	0.0%
Dealer manager fee(1)	$15,000,000	3.0%
Other offering expenses(2)	$7,500,000	1.5%

Estimated net proceeds	$477,500,000	95.5%

 80% Series E Preferred Stock and 20% Series M Preferred Stock

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$500,000,000	100.0%
Offering expenses:
Selling commissions(1)	$28,000,000	5.6%
Dealer manager fee(1)	$15,000,000	3.0%
Other offering expenses(2)	$7,500,000	1.5%

Estimated net proceeds	$449,500,000	89.9%

(1)
Assumes selling commissions and the dealer manager fee in respect of the Series E Preferred Stock will equal 7.0% and 3.0%, respectively, of aggregate gross proceeds from the Series E Preferred Stock in our primary offering. No selling commissions are paid in respect of the Series M Preferred Stock. Assumes the dealer manager fee in respect of the Series M Preferred Stock will equal 3.0% of aggregate gross proceeds from the Series M Preferred Stock in our primary offering. All or a portion of selling commissions and/or of the dealer manager fee may be reallowed to participating broker-dealers. See the "Plan of Distribution" section of this prospectus for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of$100 per annum per registered representative or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering. The combined selling commissions, dealer manager fee, investment banking fee and such non-cash compensation for this offering will not exceed FINRA's 10.0% cap.

(2)
Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including costs incurred for travel, meals and lodging for employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us), charges of transfer agents, registrars and experts, and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Preferred Stock under federal and state laws, including taxes and fees and accountants' and attorneys' fees. Subject to the cap on issuer expenses described below, we also will reimburse our dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We do not expect such offering expenses to exceed 1.5% of gross offering proceeds, though the amount of such expenses may exceed the expected amount, as long as such expenses would not cause the cumulative selling commissions, dealer manager fee and issuer organization and offering expenses paid by us to exceed 15% of gross offering proceeds. All organization and offering expenses, including selling commissions and the dealer manager fee, are not expected to exceed 11.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.

        We will contribute the net proceeds from the sale of the Preferred Stock from this offering to our Operating Partnership in exchange for preferred partnership units in our Operating Partnership having the same rights and preferences as the Series E Preferred Stock (the "Series E Preferred Units") and the Series M Preferred Stock (the "Series M Preferred Units"), as applicable.

        We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, repayment of debt or other maturing obligations, financing future hotel-related investments, redemption of outstanding shares of preferred stock, capital expenditures and working capital. Pending any such uses, we may invest the net proceeds from the sale of any securities offered pursuant to this prospectus in short-term investments. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets.

 DESCRIPTION OF THE SERIES E PREFERRED STOCK

        Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series E Preferred Stock. The following is a brief description of the terms of the Series E Preferred Stock. The description of the Series E Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Series E Articles Supplementary, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.

General

        Our board of directors has created out of the authorized and unissued shares of our preferred stock a series of redeemable preferred stock designated as the "Series E Redeemable Preferred Stock." Up to 20,000,000 shares of the Series E Preferred Stock or the Series M Preferred Stock are being offered in our primary offering pursuant to this prospectus and up to 8,000,000 shares of the Series E Preferred Stock or Series M Preferred Stock are being offered pursuant to the DRP.

Ranking

        The Series E Preferred Stock ranks, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs:

  •
  prior or senior to all classes or series of our common stock and any other class or series of equity securities, if the holders of Series E Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series;

  •
  on a parity with the Series B Preferred Stock, the Series D Preferred Stock and the Series M Preferred Stock, and any other class or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series E Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other;

  •
  junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series E Preferred Stock (none of which are currently outstanding); and

  •
  junior to all our existing and future debt indebtedness.

The term "equity securities" does not include convertible debt securities, which will rank senior to the Series E Preferred Stock prior to conversion.

        We will contribute the net proceeds from the sale of the Series E Preferred Stock from this offering to our Operating Partnership in exchange for the Series E Preferred Units having the same rights and preferences as the Series E Preferred Stock. Our Operating Partnership will be required to make all required dividend payments on the Series E Preferred Units prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our Operating Partnership, except for any other series of preferred units ranking on a parity with the Series E Preferred Units as to distributions and liquidation, and any preferred units ranking senior to the Series E Preferred Units as to distributions and liquidations that we may issue, and except for dividends required to enable us to maintain our qualification as a REIT.

Stated Value

        Each share of Series E Preferred Stock will have a "Stated Value" of $25.00 as set forth in the Series E Articles Supplementary.

Dividends

        Holders of Series E Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series E Preferred Stock at an annual rate of 6.5% of the Stated Value (equivalent of an annual dividend rate of $1.625 per share). We expect to authorize and declare dividends on the shares of Series E Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. Dividends payable on the Series E Preferred Stock for any dividend period (as defined below) (including any dividend period during which any shares of Series E Preferred Stock shall be redeemed) will be computed on the basis of twelve 30-day months and a 360-day year.

        Dividends payable on each share of Series E Preferred Stock will begin accruing on, and will be cumulative from, the first day of the dividend period during which such share of Series E Preferred Stock was originally issued. Each subsequent dividend will begin accruing on, and will be cumulative from, the end of the most recent dividend period for which a dividend has been paid on each such share of Series E Preferred Stock. The term "dividend period" means the respective periods commencing on, and including, the first day of each month of each year and ending on, and including, the day preceding the first day of the next succeeding dividend period (other than the dividend period during which any shares of Series E Preferred Stock shall be redeemed, which shall end on, and include, the day preceding the redemption date with respect to the shares of Series E Preferred Stock being redeemed). The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

        Holders of our shares of Series E Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series E Preferred Stock. Except as set forth in the Series E Articles Supplementary, unless full cumulative dividends on our shares of Series E Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

  •
  declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series E Preferred Stock as to the dividend rights or rights upon our liquidation, dissolution or winding up of our affairs, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series E Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs for any period; or

  •
  except by conversion into or exchange for shares of stock ranking junior to the Series E Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series E Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.

Redemption at the Option of Holders

        Except as noted below, a holder will have the right to require us to redeem any or all of such holder's shares of Series E Preferred Stock at a redemption price equal to 100% of the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.

        The redemption fee shall be equal to:

  •
  beginning on the "date of original issuance" of the shares to be redeemed: 8%;

  •
  beginning on the second anniversary from the "date of original issuance" of the shares to be redeemed: 5%; and

  •
  beginning on the third anniversary from the "date of original issuance" of the shares to be redeemed: 0%.

        For so long as our common stock is listed on a national securities exchange, if a holder of shares of Series E Preferred Stock causes us to redeem such shares of Series E Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

        For purposes of this "Redemption at the Option of Holders" provision, the "date of original issuance" of the shares to be redeemed will mean the earliest date that any shares of Series E Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.

        For purposes of this "Redemption at the Option of Holders" provision, where the shares of Preferred Stock to be redeemed are DRP shares, the "date of original issuance" of such DRP Shares shall be deemed to be the same as the "date of original issuance" of the Underlying Shares, and such DRP Shares shall be subject to the same redemption fee to which the Underlying Shares would be subject if submitted for redemption hereunder.

        Our ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series E Preferred Stock submitted for redemption in cash may be restricted by law.

        In addition, aggregate optional redemptions by holders of the Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year.

        Redemptions at the option of the company (described above) will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the Preferred Stock. Optional redemptions following death or disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.

        If, after applying these redemption limits, a holder would own less than one share of Series E Preferred Stock, all of such holder's shares of Series E Preferred Stock will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, we will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of shares of Series E Preferred Stock to be redeemed is less than the number of shares of Series E Preferred Stock submitted for redemption by a holder, the excess shares of Series E Preferred Stock will remain subject to redemption in future periods until the earlier of (i) all shares of Series E Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series E Preferred Stock and the number of shares of Series E Preferred Stock, if any, which remain subject to redemption.

Optional Redemption Following Death or Disability of a Holder

        Subject to the requirements below, we will redeem shares of Series E Preferred Stock held by a natural person upon his or her death or upon suffering a qualifying disability at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. No redemption fees shall apply to such redemptions.

        In order to redeem shares on the terms described above upon the death or qualifying disability of a holder, the following conditions must be met:

  •
  the deceased or disabled must be the sole holder or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the deceased or disabled may be one of the spouses;

  •
  in the case of the disability of a holder:

  •
  such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration);

  •
  such determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive;

  •
  the condition causing the disability shall have occurred after the date that the holder became a holder of Series M Preferred Stock; and

  •
  the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits;

  •
  the redemption request must be received by the company within 12 months after the death or disability of the holder; and

  •
  in the case of the death of a holder, the redemption request must be made by a recipient of the shares through bequest or inheritance or, in the case of the death of a beneficiary of a trust, by the trustee of the trust or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the request may be made by the surviving spouse.

        For so long as our common stock is listed on a national securities exchange, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Our ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series E Preferred Stock submitted for redemption in cash may be restricted by law. Although death and disability redemptions will not be subject to the 2%/5%/20% limits described above, death and disability redemptions will count toward such limits when applied to other redemptions at the option of the holder.

Optional Redemption by the Company

        After three years from the "date of original issuance" of the shares of Series E Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series E Preferred Stock, in whole or in part, at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.

        For so long as our common stock is listed on a national securities exchange, if we choose to redeem any shares of Series E Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

        For purposes of this "Optional Redemption by the Company" provision, the "date of original issuance" of the shares to be redeemed will mean the earliest date that any shares of Series E Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued. As a result, depending upon how late in a calendar quarter you purchased your shares, we may have the ability to redeem your shares even if they have been outstanding for slightly less than three years.

        For purposes of this "Optional Redemption by the Company" provision, where the shares of Series E Preferred Stock to be redeemed are DRP Shares, the "date of original issuance" of such DRP Shares shall be deemed to be the same as the "date of original issuance" of the Underlying Shares, and such DRP Shares shall become subject to optional redemption by us hereunder on the same date and terms as the Underlying Shares.

        We may exercise our redemption right by delivering a written notice thereof to all the holders of the shares of Series E Preferred Stock to be redeemed. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be not less than 30 days nor more than 60 days following the notice date.

Special Optional Redemption by the Company

        Upon the occurrence of a Change of Control, we will have the right (but not the obligation) to redeem the outstanding shares of Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Series E Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series E Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series E Preferred Stock will not have the conversion right described below under "—Conversion Rights."

        We will mail to you, if you are a record holder of the Series E Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series E Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series E Preferred Stock to be redeemed;

  •
  that the Series E Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

  •
  that the holders of the Series E Preferred Stock to which the notice relates will not be able to tender such Series E Preferred Stock for redemption in connection with the Change of Control and each share of Series E Preferred Stock tendered for redemption that is selected, prior to the Series E Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of redeemed on the Series E Change of Control Conversion Date; and

  •
  that dividends on the Series E Preferred Stock to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the outstanding shares of Series E Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series E Preferred Stock that we will redeem from each stockholder.

        If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series E Preferred Stock called for redemption, then from and after the redemption date, those shares of Series E Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series E Preferred Stock will terminate. The holders of those shares of Series E Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date.

        If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of Series E Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding payment date notwithstanding the redemption of such shares of Series E Preferred Stock between such record date and the corresponding payment date and each holder of Series E Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period up to, but excluding, the redemption date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock for which a notice of redemption has been given.

        A "Change of Control" is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than

    50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right at such holder's option, unless, prior to the Series E Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock as described under "—Optional Redemption by the Company" or "—Special Optional Redemption by the Company," to convert some or all of the Series E Preferred Stock held by such holder (the "Series E Change of Control Conversion Right") on the Series E Change of Control Conversion Date into a number of shares of our common stock. The number of shares of common stock to be issued per share of Series E Preferred Stock to be converted (the "Series E Common Stock Conversion Consideration") will be equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the Series E Change of Control Conversion Date (unless the Series E Change of Control Conversion Date is after a dividend record date for the Series E Preferred Stock and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

  •
  the Series E Share Cap.

        The Series E Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Series E Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Series E Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Series E Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Series E Change of Control Conversion Right (or equivalent Series E Alternative Conversion Consideration, as applicable) will not exceed 159,453,303 shares in total (or equivalent Series E Alternative Conversion Consideration, as applicable) (the "Series E Exchange Cap"). The Series E Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Series E Share Cap.

        In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of Series E Preferred Stock will receive upon conversion of such Series E

Preferred Stock the kind and amount of Alternative Form Consideration which such holder of Series E Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of Series E Preferred Stock held a number of shares of our common stock equal to the Series E Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Series E Alternative Conversion Consideration," and the Series E Common Stock Conversion Consideration or the Series E Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Series E Conversion Consideration").

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series E Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the Series E Preferred Stock. In lieu of fractional shares, holders will be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series E Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Series E Change of Control Conversion Right. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date on which the holders of Series E Preferred Stock may exercise their Series E Change of Control Conversion Right;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Series E Change of Control Conversion Date;

  •
  that if, prior to the Series E Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series E Preferred Stock, holders will not be able to convert Series E Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Series E Change of Control Conversion Right;

  •
  if applicable, the type and amount of Series E Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of Series E Preferred Stock must follow to exercise the Series E Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series E Preferred Stock.

        To exercise the Series E Change of Control Conversion Right, the holders of Series E Preferred Stock will be required to deliver, on or before the close of business on the Series E Change of Control

Conversion Date, the certificates evidencing the Series E Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Series E Change of Control Conversion Date;

  •
  the number of shares of Series E Preferred Stock to be converted; and

  •
  that the Series E Preferred Stock is to be converted pursuant to the applicable provisions of the Series E Preferred Stock.

        The "Series E Change of Control Conversion Date" is the date the Series E Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series E Preferred Stock.

        "Common Stock Price" means: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of our common stock is solely cash; or (ii) the average of the closing prices for our common stock on the NYSE for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control or, if our common stock is no longer listed or quoted on an exchange, the fair market value of our common stock, if the consideration to be received in the Change of Control by the holders of our common stock is other than solely cash.

        Holders of Series E Preferred Stock may withdraw any notice of exercise of a Series E Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Series E Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of Series E Preferred Stock;

  •
  if certificated Series E Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and

  •
  the number of shares of Series E Preferred Stock, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the Series E Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

        Series E Preferred Stock as to which the Series E Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Series E Conversion Consideration in accordance with the Series E Change of Control Conversion Right on the Series E Change of Control Conversion Date, unless prior to the Series E Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series E Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series E Preferred Stock that would otherwise be converted into the applicable Series E Conversion Consideration on a Series E Change of Control Conversion Date, such Series E Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, in accordance with our optional redemption right or special optional redemption right. See "—Optional Redemption by the Company" and "—Special Optional Redemption by the Company" above.

        We will deliver amounts owing upon conversion no later than the third business day following the Series E Change of Control Conversion Date.

        In connection with the exercise of any Series E Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series E Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series E Preferred Stock, no holder of Series E Preferred Stock will be entitled to convert such Series E Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Series E Articles Supplementary, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership" below.

        The Change of Control conversion and redemption features of the Series E Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors—Risks Related to This Offering—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company."

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment is made to the holders of our common stock or any other class or series of capital stock ranking junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock will have the right to receive, out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment. The rights of the holders of the Series E Preferred Stock to receive the Stated Value will be subject to the rights of holders of our debt, holders of any equity securities ranking senior in liquidation preference to the Series E Preferred Stock (none of which are currently outstanding) and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series E Preferred Stock, including the Series B Preferred Stock, the Series D Preferred Stock, and the Series M Preferred Stock.

        After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series E Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law (the "MGCL"), amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series E Preferred Stock will not be added to our total liabilities.

Voting Rights

  General Voting Rights

        Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of the Series E Preferred Stock entitles the holder to one vote on all matters submitted to a vote by the holders of our common stock, including the election of directors. Except as provided with respect to any other class or series of stock and the special voting rights described below, the holders of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class) possess exclusive voting power. There is no cumulative voting in the election of our board of directors. In an uncontested election, directors are elected by a majority of the votes cast by the holders of the outstanding shares of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class), meaning that a director is elected if the candidate received more votes "for" than the votes "against," without consideration of abstentions, votes withheld and broker non-votes. In a contested election (where there are more candidates for election than seats to be filled), directors are elected by a plurality of the votes cast.

  Special Voting Rights

        If and whenever dividends on any shares of Series E Preferred Stock or any series or class of parity stock shall be in arrears for 18 or more monthly periods (whether or not consecutive), the number of directors then constituting our board of directors shall be increased by two and the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series E Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of the two additional directors at any annual meeting of stockholders or at a special meeting of the holders of the Series E Preferred Stock and of any other voting preferred stock called for that purpose. We must call such special meeting upon the request of the holders of record of 10% or more of the Series E Preferred Stock. Whenever dividends in arrears on outstanding shares of Series E Preferred Stock shall have been paid and dividends thereon for the current monthly dividend period shall have been paid in full, then the right of the holders of the Series E Preferred Stock to elect such additional two directors shall cease and, if all dividends have been paid in full on all other shares of voting preferred stock, the terms of office of such directors shall terminate and the number of directors constituting the board of directors shall be reduced accordingly.

        The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Series E Preferred Stock and the holders of all other classes or series of preferred stock entitled to vote on such matters, if any, voting as a single class, in addition to any other vote required by the charter or Maryland law, will be required to: (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series E Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, our charter, including the Series E Articles Supplementary, whether by merger, consolidation or other business combination or otherwise, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series E Preferred Stock. Neither (i) an amendment of our charter to authorize, create, or increase the authorized amount of junior stock or any shares of any class of parity stock, including additional Series E Preferred Stock nor (ii) any merger, consolidation or other business combination, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such event, we may not be the surviving entity, shall be deemed to materially adversely affect the powers, rights or preferences of the holders of Series E Preferred Stock. For the avoidance of doubt, if any amendment, alteration, repeal, merger or consolidation described above would adversely affect one or more but not all classes or series of our outstanding preferred stock, then only the classes or series of our preferred stock adversely affected and entitled to vote on such matter shall vote as a class in lieu of all other classes or series of our preferred stock. Subject to the general voting rights described above, such vote of the holders of Series E Preferred Stock as described above shall be required if provision is made to redeem all Series E Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.

        With respect to the exercise of the above described voting rights, each share of Series E Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series E Preferred Stock as a single class, then the Series E Preferred Stock and such other class or series shall have one vote per $25.00 of stated liquidation preference.

Restrictions on Ownership

        For us to maintain our qualification as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Furthermore, if any stockholder or group of stockholders of any lessee of our hotels, owns, actually or constructively, 10% or more of our shares of capital stock, such lessee could become a related-party tenant of ours, which likely would result in the loss of our qualification as a REIT. To ensure that we will comply with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of our shares of capital stock. With certain exceptions, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or, with respect to any class or series of shares of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock, including the Series E Preferred Stock. See "Restrictions on Ownership and Transfer" in this prospectus for additional discussion.

Transfer Agent and Registrar

        The transfer agent and registrar for the Series E Preferred Stock is Computershare Trust Company, N.A.

Listing

        The shares of Series E Preferred Stock are not listed on an exchange, and we do not intend to apply to have any such shares listed on an exchange in the future.

DESCRIPTION OF THE SERIES M PREFERRED STOCK

        Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series M Preferred Stock. The following is a brief description of the terms of the Series M Preferred Stock. The description of the Series M Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Series M Articles Supplementary, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.

General

        Our board of directors has created out of the authorized and unissued shares of our preferred stock a series of redeemable preferred stock designated as the "Series M Redeemable Preferred Stock." Up to 20,000,000 shares of the Series E Preferred Stock or the Series M Preferred Stock are being offered in our primary offering pursuant to this prospectus and up to 8,000,000 shares of the Series E Preferred Stock or Series M Preferred Stock are being offered pursuant to the DRP.

Ranking

        The Series M Preferred Stock ranks, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs:

  •
  prior or senior to all classes or series of our common stock and any other class or series of equity securities, if the holders of Series M Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series;

  •
  on a parity with the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, and any other class or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series M Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other;

  •
  junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series M Preferred Stock (none of which are currently outstanding); and

  •
  junior to all our existing and future debt indebtedness.

The term "equity securities" does not include convertible debt securities, which will rank senior to the Series M Preferred Stock prior to conversion.

        We will contribute the net proceeds from the sale of the Series M Preferred Stock from this offering to our Operating Partnership in exchange for the Series M Preferred Units having the same rights and preferences as the Series M Preferred Stock. Our Operating Partnership will be required to make all required dividend payments on the Series M Preferred Units prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our Operating Partnership, except for any other series of preferred units ranking on a parity with the Series M Preferred Units as to distributions and liquidation, and any preferred units ranking senior to the Series M Preferred Units as to distributions and liquidations that we may issue, and except for dividends required to enable us to maintain our qualification as a REIT.

Stated Value

        Each share of Series M Preferred Stock will have a "Stated Value" of $25.00 as set forth in the Series M Articles Supplementary.

Dividends

        Holders of Series M Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series M Preferred Stock at an annual rate of 7.0% of the Stated Value (equivalent of an annual dividend rate of $1.25 per share). Beginning one year from the "date of original issuance" of each share of Series M Preferred Stock, and on each one year-anniversary thereafter for such Series M Preferred Stock, the dividend rate will increase by 0.10% per annum for such share; provided, however, that the dividend rate for any share of Series M Preferred Stock shall not exceed 7.5% per annum. We expect to authorize and declare dividends on the shares of Series M Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. Dividends payable on the Series M Preferred Stock for any dividend period (as defined below) (including any dividend period during which any shares of Series M Preferred Stock shall be redeemed) will be computed on the basis of twelve 30-day months and a 360-day year.

        Dividends payable on each share of Series M Preferred Stock will begin accruing on, and will be cumulative from, the first day of the dividend period during which such share of Series M Preferred Stock was originally issued. Each subsequent dividend will begin accruing on, and will be cumulative from, the end of the most recent dividend period for which a dividend has been paid on each such share of Series M Preferred Stock. The term "dividend period" means the respective periods commencing on, and including, the first day of each month of each year and ending on, and including, the day preceding the first day of the next succeeding dividend period (other than the dividend period during which any shares of Series M Preferred Stock shall be redeemed, which shall end on, and include, the day preceding the redemption date with respect to the shares of Series M Preferred Stock being redeemed). The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

        For purposes of the 0.10% per annum dividend rate increase in this "Dividends" section, the "date of original issuance" of the shares of Series M Preferred Stock will mean the earliest date that any shares of Series M Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.

        Holders of our shares of Series M Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series M Preferred Stock. Except as set forth in the Series M Articles Supplementary, unless full cumulative dividends on our shares of Series M Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

  •
  declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series M Preferred Stock as to the dividend rights or rights upon our liquidation, dissolution or winding up of our affairs, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the

    Series M Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs for any period; or

  •
  except by conversion into or exchange for shares of stock ranking junior to the Series M Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series M Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.

Redemption at the Option of Holders

        Except as noted below, a holder will have the right to require us to redeem any or all of such holder's shares of Series M Preferred Stock at a redemption price equal to 100% of the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.

        The redemption fee shall be equal to:

  •
  beginning on the "date of original issuance" of the shares to be redeemed: 1.5%; and

  •
  beginning on the first anniversary from the "date of original issuance" of the shares to be redeemed: 0%.

        For so long as our common stock is listed on a national securities exchange, if a holder of shares of Series M Preferred Stock causes us to redeem such shares of Series M Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

        For purposes of this "Redemption at the Option of Holders" provision, the "date of original issuance" of the shares to be redeemed will mean the earliest date that any shares of Series M Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.

        For purposes of this "Redemption at the Option of Holders" provision, where the shares of Preferred Stock to be redeemed are DRP shares, the "date of original issuance" of such DRP Shares shall be deemed to be the same as the "date of original issuance" of the Underlying Shares, and such DRP Shares shall be subject to the same redemption terms to which the Underlying Shares would be subject if submitted for redemption hereunder.

        Our ability to redeem shares of Series M Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series M Preferred Stock submitted for redemption in cash may be restricted by law.

        In addition, aggregate optional redemptions by holders of the Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year.

        Redemptions at the option of the company (described above) will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the Series M Preferred Stock. Optional redemptions following death or disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.

        If, after applying these redemption limits, a holder would own less than one share of Series M Preferred Stock, all of such holder's shares of Series M Preferred Stock will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, we will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of shares of Series M Preferred Stock to be redeemed is less than the number of shares of Series M Preferred Stock submitted for redemption by a holder, the excess shares of Series M Preferred Stock will remain subject to redemption in future periods until the earlier of (i) all shares of Series M Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series M Preferred Stock and the number of shares of Series M Preferred Stock, if any, which remain subject to redemption.

Optional Redemption Following Death or Disability of a Holder

        Subject to the requirements below, we will redeem shares of Series M Preferred Stock held by a natural person upon his or her death or upon suffering a qualifying disability at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. No redemption fees shall apply to such redemptions.

        In order to redeem shares on the terms described above upon the death or qualifying disability of a holder, the following conditions must be met:

  •
  the deceased or disabled must be the sole holder or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the deceased or disabled may be one of the spouses;

  •
  in the case of the disability of a stockholder:

  •
  such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration);

  •
  such determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive;

  •
  the condition causing the disability shall have occurred after the date that the holder became a holder of Series M Preferred Stock; and

  •
  the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits;

  •
  the redemption request must be received by the company within 12 months after the death or disability of the holder; and

  •
  in the case of the death of a holder, the redemption request must be made by a recipient of the shares through bequest or inheritance or, in the case of the death of a beneficiary of a trust, by the trustee of the trust or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the request may be made by the surviving spouse.

        For so long as our common stock is listed on a national securities exchange, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

        Our ability to redeem shares of Series M Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series M Preferred Stock submitted for redemption in cash may be restricted by law. Although death and disability redemptions will not be subject to the 2%/5%/20% limits described above, death and disability redemptions will count toward such limits when applied to other redemptions at the option of the holder.

Optional Redemption by the Company

        After three years from the "date of original issuance" of the shares of Series M Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series M Preferred Stock, in whole or in part, at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.

        For so long as our common stock is listed on a national securities exchange, if we choose to redeem any shares of Series M Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

        For purposes of this "Optional Redemption by the Company" provision, the "date of original issuance" of the shares to be redeemed will mean the earliest date that any shares of Series M Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued. As a result, depending upon how late in a calendar quarter you purchased your shares, we may have the ability to redeem your shares even if they have been outstanding for slightly less than three years.

        For purposes of this "Optional Redemption by the Company" provision, where the shares of Series M Preferred Stock to be redeemed are DRP Shares, the "date of original issuance" of such DRP Shares shall be deemed to be the same as the "date of original issuance" of the Underlying Shares, and such DRP Shares shall become subject to optional redemption by us hereunder on the same date and terms as the Underlying Shares.

        We may exercise our redemption right by delivering a written notice thereof to all the holders of the shares of Series M Preferred Stock to be redeemed. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be not less than 30 days nor more than 60 days following the notice date.

Special Optional Redemption by the Company

        Upon the occurrence of a Change of Control, we will have the right (but not the obligation) to redeem the outstanding shares of Series M Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Series M Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series M Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series M Preferred Stock will not have the conversion right described below under "—Conversion Rights."

        We will mail to you, if you are a record holder of the Series M Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series M Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series M Preferred Stock to be redeemed;

  •
  that the Series M Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

  •
  that the holders of the Series M Preferred Stock to which the notice relates will not be able to tender such Series M Preferred Stock for redemption in connection with the Change of Control and each share of Series M Preferred Stock tendered for redemption that is selected, prior to the Series M Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of redeemed on the Series M Change of Control Conversion Date; and

  •
  that dividends on the Series M Preferred Stock to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the outstanding shares of Series M Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series M Preferred Stock that we will redeem from each stockholder.

        If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series M Preferred Stock called for redemption, then from and after the redemption date, those shares of Series M Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series M Preferred Stock will terminate. The holders of those shares of Series M Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date.

        If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of Series M Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding payment date notwithstanding the redemption of such shares of Series M Preferred Stock between such record date and the corresponding payment date and each holder of Series M Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period up to, but excluding, the redemption date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series M Preferred Stock for which a notice of redemption has been given.

        A "Change of Control" is when, after the original issuance of the Series M Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series M Preferred Stock will have the right at such holder's option, unless, prior to the Series M Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series M Preferred Stock as described under "—Optional Redemption by the Company" or "—Special Optional Redemption by the Company," to convert some or all of the Series M Preferred Stock held by such holder (the "Series M Change of Control Conversion Right") on the Series M Change of Control Conversion Date into a number of shares of our common stock. The number of shares of common stock to be issued per share of Series M Preferred Stock to be converted (the "Series M Common Stock Conversion Consideration") will be equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the Series M Change of Control Conversion Date (unless the Series M Change of Control Conversion Date is after a dividend record date for the Series M Preferred Stock and prior to the corresponding Series M Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

  •
  the Series M Share Cap.

        The Series M Share Cap is subject to pro rata adjustments for any Share Splits with respect to our common stock as follows: the adjusted Series M Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Series M Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Series M Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Series M Change of Control Conversion Right (or equivalent Series M Alternative Conversion Consideration, as applicable) will not exceed 159,453,303 shares in total (or equivalent Series M Alternative Conversion Consideration, as applicable) (the "Series M Exchange Cap"). The Series M Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Series M Share Cap.

        In the case of a Change of Control pursuant to which our common stock will be converted into Alternative Form Consideration, a holder of Series M Preferred Stock will receive upon conversion of such Series M Preferred Stock the kind and amount of Alternative Form Consideration which such holder of Series M Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of Series M Preferred Stock held a number of shares of our common stock equal to the Series M Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Series M Alternative Conversion Consideration," and the Series M Common Stock Conversion Consideration or the Series M Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Series M Conversion Consideration").

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series M Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the Series M Preferred Stock. In lieu of fractional shares, holders will be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series M Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Series M Change of Control Conversion Right. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date on which the holders of Series M Preferred Stock may exercise their Series M Change of Control Conversion Right;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Series M Change of Control Conversion Date;

  •
  that if, prior to the Series M Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series M Preferred Stock, holders will not be able to convert Series M Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Series M Change of Control Conversion Right;

  •
  if applicable, the type and amount of Series M Alternative Conversion Consideration entitled to be received per share of Series M Preferred Stock;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of Series M Preferred Stock must follow to exercise the Series M Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series M Preferred Stock.

        To exercise the Series M Change of Control Conversion Right, the holders of Series M Preferred Stock will be required to deliver, on or before the close of business on the Series M Change of Control Conversion Date, the certificates evidencing the Series M Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Series M Change of Control Conversion Date;

  •
  the number of shares of Series M Preferred Stock to be converted; and

  •
  that the Series M Preferred Stock is to be converted pursuant to the applicable provisions of the Series M Preferred Stock.

        The "Series M Change of Control Conversion Date" is the date the Series M Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series M Preferred Stock.

        Holders of Series M Preferred Stock may withdraw any notice of exercise of a Series M Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Series M Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of Series M Preferred Stock;

  •
  if certificated Series M Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series M Preferred Stock; and

  •
  the number of shares of Series M Preferred Stock, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the Series M Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

        Series M Preferred Stock as to which the Series M Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Series M Conversion Consideration in accordance with the Series M Change of Control Conversion Right on the Series M Change of Control Conversion Date, unless prior to the Series M Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series M Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series M Preferred Stock that would otherwise be converted into the applicable Series M Conversion Consideration on a Series M Change of Control Conversion Date, such Series M Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, in accordance with our optional redemption right or special optional redemption right. See "—Optional Redemption by the Company" and "—Special Optional Redemption by the Company" above.

        We will deliver amounts owing upon conversion no later than the third business day following the Series M Change of Control Conversion Date.

        In connection with the exercise of any Series M Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series M Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series M Preferred Stock, no holder of Series M Preferred Stock will be entitled to convert such Series M Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Series M Articles Supplementary, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership" below.

        The Change of Control conversion and redemption features of the Series M Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors—Risks Related to this Offering—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company."

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment is made to the holders of our common stock or any other class or series of capital stock ranking junior to the Series M Preferred Stock, the holders of the Series M Preferred Stock will have the right to receive, out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment. The rights of the holders of the Series M Preferred Stock to receive the Stated Value will be subject to the rights of holders of our debt, holders of any equity securities ranking senior in liquidation preference to the Series M Preferred Stock (none of which are currently outstanding) and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series M Preferred Stock, including the Series B Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock.

        After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series M Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series M Preferred Stock will not be added to our total liabilities.

Voting Rights

  General Voting Rights

        Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of the Series M Preferred Stock entitles the holder to one vote on all matters submitted to a vote by the holders of our common stock, including the election of directors. Except as provided with respect to any other class or series of stock and the special voting rights described below, the holders of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class) possess exclusive voting power. There is no cumulative voting in the election of our board of directors. In an uncontested election, directors are elected by a majority of the votes cast by the holders of the outstanding shares of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class), meaning that a director is elected if the candidate received more votes "for" than the votes "against," without consideration of abstentions, votes withheld and broker non-votes. In a contested election (where there are more candidates for election than seats to be filled), directors are elected by a plurality of the votes cast.

  Special Voting Rights

        If and whenever dividends on any shares of Series M Preferred Stock or any series or class of parity stock shall be in arrears for 18 or more monthly periods (whether or not consecutive), the number of directors then constituting our board of directors shall be increased by two and the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series M Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of the two additional directors at any annual meeting of stockholders or at a special meeting of the holders of the Series M Preferred Stock and of any other voting preferred stock called for that purpose. We must call such special meeting upon the request of the holders of record of 10% or more of the Series M Preferred Stock. Whenever dividends in arrears on outstanding shares of Series M Preferred Stock shall have been paid and dividends thereon for the current monthly dividend period shall have been paid in full, then the right of the holders of the Series M Preferred Stock to elect such additional two directors shall cease and, if all dividends have been paid in full on all other shares of voting preferred stock, the terms of office of such directors shall terminate and the number of directors constituting the board of directors shall be reduced accordingly.

        The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Series M Preferred Stock and the holders of all other classes or series of preferred stock entitled to vote on such matters, if any, voting as a single class, in addition to any other vote required by the charter or Maryland law, will be required to: (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series M Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, our charter, including the Series M Articles Supplementary, whether by merger, consolidation or other business combination or otherwise, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series M Preferred Stock. Neither (i) an amendment of our charter to authorize, create, or increase the authorized amount of junior stock or any shares of any class of parity stock, including additional Series M Preferred Stock nor (ii) any merger, consolidation or other business combination, so long as the Series M Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such event, we may not be the surviving entity, shall be deemed to materially adversely affect the powers, rights or preferences of the holders of Series M Preferred Stock. For the avoidance of doubt, if any amendment, alteration, repeal, merger or consolidation described above would adversely affect one or more but not all classes or series of our outstanding preferred stock, then only the classes or series of our preferred stock adversely affected and entitled to vote on such matter shall vote as a class in lieu of all other classes or series of our preferred stock. Subject to the general voting rights described above, such vote of the holders of Series M Preferred Stock as described above shall be required if provision is made to redeem all Series M Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.

        With respect to the exercise of the above described voting rights, each share of Series M Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series M Preferred Stock as a single class, then the Series M Preferred Stock and such other class or series shall have one vote per $25.00 of stated liquidation preference.

Restrictions on Ownership

        For us to maintain our qualification as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Furthermore, if any stockholder or group of stockholders of any lessee of our hotels, owns, actually or constructively, 10% or more of our shares of capital stock, such lessee could become a related-party tenant of ours, which likely would result in the loss of our qualification as a REIT. To ensure that we will comply with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of our shares of capital stock. With certain exceptions, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or, with respect to any class or series of shares of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock, including the Series M Preferred Stock. See "Restrictions on Ownership and Transfer" in this prospectus for additional discussion.

Transfer Agent and Registrar

        The transfer agent and registrar for the Series M Preferred Stock is Computershare Trust Company, N.A.

Listing

        The shares of Series M Preferred Stock are not listed on an exchange, and we do not intend to apply to have any such shares listed on an exchange in the future.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms and provisions of our common stock and preferred stock. It may not contain all the information that is important to you. You can access complete information by referring to our charter and our bylaws, as amended, copies of which are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the MGCL, our charter and our bylaws. Our charter authorizes the issuance of up to 250,000,000 shares of common stock and 80,000,000 shares of preferred stock. As of January 7, 2020, we had issued and outstanding 32,885,217 shares of common stock, 5,031,473 shares of the Series B Preferred Stock and 1,600,000 shares of the Series D Preferred Stock. We have authorized 10,000,000 shares of the Series C Preferred Stock, but no shares of Series C Preferred Stock were issued and outstanding. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. In addition, our charter authorizes our board of directors to classify or reclassify any unissued shares of any series.

Common Stock

  Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets or funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on liquidation or dissolution of any class or classes of preferred stock.

  Voting Rights

        Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class) possess exclusive voting power. There is no cumulative voting in the election of our board of directors. In an uncontested election, directors are elected by a majority of the votes cast by the holders of the outstanding shares of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class), meaning that a director is elected if the candidate received more votes "for" than the votes "against," without consideration of abstentions, votes withheld and broker non-votes. In a contested election (where there are more candidates for election than seats to be filled), directors are elected by a plurality of the votes cast.

  Other Rights

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, or redemption, have no preemptive rights to subscribe for any securities of our company, and generally have no appraisal rights so long as our common stock is listed on a national securities exchange and except in very limited circumstances involving a merger where our stock is converted into any consideration other than stock of the successor in the merger and in which our directors, officers, and 5% or greater stockholders receive different consideration than stockholders generally. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for the affirmative vote of stockholders holding at least a majority of the shares entitled to be cast to approve each of these matters, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. Because operating assets may be held by a corporation's subsidiaries, as in our situation, a subsidiary of a corporation may be able to merge or transfer all of its assets without a vote of our stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests.

  Series B Preferred Stock

        As of January 7, 2020, there were 5,031,473 shares of the Series B Preferred Stock, with a liquidation preference of $25.00 per share, issued and outstanding. We pay cumulative dividends on the Series B Preferred Stock, when and as authorized by our board of directors, at a rate of 5.50% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $1.375 per share). Dividends on the Series B Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the dividend rate will increase to 7.50% per annum until all accumulated, accrued but unpaid dividends on the Series B Preferred Stock have been paid in full, at which time the dividend rate will revert to 5.50% per annum. The Series B Preferred Stock ranks senior to all classes or series of our common stock and future junior securities, on a parity with each series of our outstanding preferred stock (including the Series D Preferred Stock, the Series E Preferred Stock and the Series M Preferred Stock) and with any future parity securities and junior to future senior securities and to all of our existing and future indebtedness, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up of our affairs. Generally, we are not permitted to redeem the Series B Preferred Stock prior to June 11, 2020, except in limited circumstances relating to our ability to qualify as a REIT and in certain other circumstances related to a change of control (as defined in the articles supplementary for the Series B Preferred Stock). Each outstanding share of Series B Preferred Stock will be convertible at any time at the option of the holder into that number of whole shares of our common stock at an initial conversion price equal to $18.70. In addition, at any time, if the common stock equals or exceeds 110% of the applicable conversion price for 45 consecutive trading days, we have the option to mandatorily convert all or part of the Series B Preferred Stock into common stock at the then applicable conversion ratio, subject to a make-whole payment (as described in the articles supplementary for the Series B Preferred Stock). If we do not exercise our right to redeem the Series B Preferred Stock upon such a change of control, the holders of Series B Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. The Series B Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series B Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances, including the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter or the terms of the Series B Preferred Stock that would alter only the contract rights set forth in our charter of the Series B Preferred Stock.

  Series D Preferred Stock

        As of January 7, 2020, there were 1,600,000 shares of the Series D Preferred Stock, with a liquidation preference of $25.00 per share, issued and outstanding. We pay cumulative dividends on the Series D Preferred Stock, when and as authorized by our board of directors, at a rate of 8.25% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.0625 per share). Dividends on the Series D Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The Series D Preferred Stock ranks senior to all classes or series of our common stock and future junior securities, on a parity with each series of our outstanding preferred stock (the Series B Preferred Stock, the Series E Preferred Stock and the Series M Preferred Stock) and with any future parity securities and junior to future senior securities and to all of our existing and future indebtedness, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up of our affairs. Generally, we are not permitted to redeem the Series D Preferred Stock prior to November 20, 2023, except in limited circumstances relating to our ability to qualify as a REIT and in certain other circumstances related to a change of control (as defined in the articles supplementary for the Series D Preferred Stock). If we do not exercise our right to redeem the Series D Preferred Stock upon such a change of control, the holders of Series D Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. The Series D Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series D Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances, including the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter or the terms of the Series D Preferred Stock that would alter only the contract rights set forth in our charter of the Series D Preferred Stock.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See "Restrictions on Ownership and Transfer."

Transfer Agent

        The transfer agent and registrar for our common stock, the Series B Preferred Stock and the Series D Preferred Stock is Computershare Trust Company, N.A.

Listing

        Our common stock is listed on the NYSE under the symbol "BHR," the Series B Preferred Stock is listed on the NYSE under the symbol "BHRPrB" and the Series D Preferred Stock is listed on the NYSE under the symbol "BHRPrD." The shares of the Series E Preferred Stock and Series M Preferred Stock are not listed on an exchange, and we do not intend to apply to have any such shares listed on an exchange in the future.

Power to Increase Authorized Stock and Issue Additional Shares

        We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of authorized shares of common stock and preferred stock, to issue additional authorized but unissued shares of our common stock and preferred stock and to classify or reclassify unissued shares of our common stock and preferred stock and thereafter to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional authorized shares of common stock or preferred stock, are available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, as amended and supplemented from time to time, including any articles supplementary relating to any class or series of preferred stock offered pursuant to this prospectus. A copy of our existing charter is filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

        In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of the outstanding shares of our capital stock, actually or constructively own 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), other than a TRS, the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or (ii) 9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company. We refer to this restriction as the "ownership limit."

        The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock or a class of our preferred stock and thereby subject the common stock or preferred stock to the ownership limit.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as "individuals" for purposes of the Code if it determines that such ownership will not cause any "individual's" beneficial ownership of shares of our capital stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a "related party tenant" for purposes of the REIT qualification rules).

        As a condition of any waiver, our board of directors may require an opinion of counsel or an Internal Revenue Service private letter ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

        In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity's percentage of our capital stock equals or falls below the decreased ownership limit (unless the decrease is as a result of a retroactive change in existing law, in which case such change shall be effective immediately), but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer "individuals" (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.5% of the value of our outstanding capital stock.

        Our charter provisions further prohibit:

  •
  any person from actually or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

  •
  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

  •
  any person from beneficially or constructively owning our stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

  •
  any person from beneficially or constructively owning or transferring our stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as "eligible independent contractors" under the REIT rules.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the "purported owner") as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us or with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such "excess" shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

        Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accept(s) such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the charitable beneficiary.

        Our charter also provides that "Benefit Plan Investors" (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute "Publicly Offered Securities" (as defined in our charter).

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

        All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

        These ownership limits could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price over the then-prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following is a summary of material provisions of Maryland law and of our charter and bylaws. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

The Board of Directors

        Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL and not more than 15. Our charter provides that a director may be removed only for cause and only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Under our charter, cause means, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty.

        Pursuant to our charter, members of our board of directors serve one year terms and until their successors are elected and qualified. Holders of shares of our stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, all of the members of our board of directors will be elected if the votes cast for such directors exceed the votes cast against such directors (with abstentions and broker non-votes not counted as votes for or against a nominee's election), provided that a plurality voting standard will be applicable in the case of a contested election. Pursuant to our charter, for so long as Ashford Advisor serves as our external advisor, we are required to include two persons designated by Ashford Advisor as candidates for election as director at any stockholder meeting at which directors are elected.

Business Combinations

        Maryland law prohibits "business combinations" between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include, in circumstances specified in the statute, certain mergers, consolidations, statutory share exchanges, certain transfers of assets, certain stock issuances or transfers, certain liquidation plans, and certain reclassifications, in each case involving interested stockholders or their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder of a corporation as:

  •
  any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of the then-outstanding shares of common stock, voting together as a single group; and

  •
  two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

        The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        Our charter includes a provision opting out of the business combination/moratorium provisions of the MGCL. Consequently, the five-year moratorium and the super-majority vote/fair price requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise the appraisal rights provided by the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.

        Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. Consequently, the control share acquisitions statute will not apply unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

MGCL Title 3, Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require that the number of directors be fixed only by our board of directors and require, unless called by the Chairman of our board of directors, our president or chief executive officer or a majority of our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. Our board of directors has adopted a resolution that makes an election prohibiting us from making any of the elections permitted by Subtitle 8 unless such election is first approved by a stockholder vote.

Amendment to Our Charter and Bylaws

        Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. Our charter provides that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Special Meetings of Stockholders

        Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon, including nominations of persons for election to our board of directors, will be those properly brought before the annual meeting:

  •
  pursuant to our notice of the meeting;

  •
  by, or at the direction of, our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

  •
  with respect to a special meeting of stockholders, only the business specified in our company's notice of meeting may be brought before the meeting of stockholders; and

  •
  with respect to a special meeting of stockholders, nominations of persons for election to our board of directors may be made only:

  •
  by, or at the direction of, our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year's annual meeting of stockholders. For a stockholder seeking to nominate a candidate for our board of directors, the notice must include all information regarding the nominee that would be required in connection with the solicitation for the election of such nominee, including name, address, occupation and number of shares held. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

No Stockholder Rights Plan

        We do not have, and we do not intend to adopt, a stockholder rights plan unless our stockholders approve in advance the adoption of a plan. If our board of directors adopts a plan for our company, we will submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption, without which the plan will terminate.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The provisions restricting ownership and transfer of our stock in our charter, as well as the advance notice provisions of our bylaws could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest. In addition, our board of directors has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deterring, or preventing a transaction or a change of control of us. See "Restrictions on Ownership and Transfer"

and "Description of Capital Stock—Power to Increase Authorized Stock and Issue Additional Shares." Further, our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees.

        If our charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, or if our stockholders approve any election under the provisions of Title 3, Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Our charter and the Partnership Agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

        We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.

        Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

        The Partnership Agreement provides that we, as the general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See "Partnership Agreement—Exculpation and Indemnification of the General Partner."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 PARTNERSHIP AGREEMENT

Management

        Our Operating Partnership has been organized as a Delaware limited partnership. One of our wholly owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited Partnership Units in this partnership. As of January 7, 2020, we owned, through wholly owned subsidiaries, approximately 87.9% of the partnership interests in our Operating Partnership and the limited partners of our Operating Partnership owned the remaining approximately 12.1% of the partnership interests in our Operating Partnership on a fully diluted basis. In the future, we may issue additional interests in our Operating Partnership to third parties.

        Pursuant to the Partnership Agreement, we, as the sole managing member of the general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of our Operating Partnership by virtue of being a holder of limited Partnership Units.

        Our subsidiary may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.

        The limited partners of our Operating Partnership have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of our Operating Partnership, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of our Operating Partnership or being liable for any resulting breach of our duties to the limited partners.

Transferability of Interests

  General Partner

        The Partnership Agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:

  •
  in connection with a merger of our Operating Partnership, a sale of substantially all of the assets of our Operating Partnership or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

  •
  in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to our Operating Partnership and assumes the duties of the general partner under the Partnership Agreement.

  Limited Partner

        The Partnership Agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the Partnership Units held by limited partners without our consent, which we may give or withhold in our sole discretion. However, an individual partner may donate his units to his immediate family or a trust wholly owned by his immediate family, without our consent. The Partnership Agreement contains other restrictions on transfer if, among other things, that transfer:

  •
  would cause us to fail to comply with the REIT rules under the Code; or

  •
  would cause our Operating Partnership to become a publicly traded partnership under the Code.

Capital Contributions

        The Partnership Agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the Partnership Agreement, we will be obligated to contribute the proceeds of any offering of stock as additional capital to our Operating Partnership. Our Operating Partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership's and our best interests.

        The Partnership Agreement provides that we may make additional capital contributions, including properties, to the partnership in exchange for additional Partnership Units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contribution and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

        Our Operating Partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly owned subsidiaries own.

Redemption Rights

        Under the Partnership Agreement, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its common units. This right may be exercised at the election of a limited partner by giving us written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of our common stock. The purchase price for the common units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of common units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion. The common units issued to the limited partners generally may be redeemed at any time after the first anniversary of their issuance.

        In all cases, however, no limited partner may exercise the redemption right for fewer than 2,000 partnership units or, if a limited partner holds fewer than 2,000 Partnership Units, all of the Partnership Units held by such limited partner.

        Certain of our executive officers may elect to receive a special class of Partnership Units in our Operating Partnership referred to as LTIP Units pursuant to the Second Amended and Restated 2013 Equity Incentive Plan. LTIP Units vest over a number of years and whether vested or not, generally receive the same treatment as common units of our Operating Partnership, with the key difference being, at the time of the award, LTIP Units do not have full economic parity with common units but can achieve such parity over time. The LTIP Units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when our stock is trading at some level in excess of the price it was trading on the date of the LTIP Unit issuance.

More specifically, LTIP Units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our Operating Partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the Partnership Agreement, for our Operating Partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when our Operating Partnership's assets have sufficiently appreciated, the LTIP Units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of our Operating Partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. If such parity is reached, vested LTIP Units become convertible into an equal number of common units and at that time, the holder will have the redemption rights described above. Until and unless such parity is reached, the LTIP Units are not redeemable.

        As of January 7, 2020, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common units is 3,921,476. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Conversion Rights

        The holders of the LTIP Units will have the right to convert vested LTIP Units into ordinary common units on a one-for-one basis at any time after such LTIP Units have achieved economic parity with the common units. As of January 7, 2020, there were 616,010 LTIP Units outstanding, including those eligible for vesting upon satisfaction of certain performance criteria, approximately 455,959 of which have reached full economic parity with, and, upon vesting will be convertible into, the common units. No other limited partners have any conversion rights.

Operations

        The Partnership Agreement requires the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Code and to ensure that the partnership will not be classified as a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership pays all of our administrative costs and expenses. These expenses are treated as expenses of the partnership and generally include:

  •
  all expenses relating to our continuity of existence;

  •
  all expenses relating to offerings and registration of securities;

  •
  all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

  •
  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

  •
  all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

Distributions

        The Partnership Agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership.

        Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Allocations

        Profits and losses of our Operating Partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder.

Amendments

        Generally, we, as sole managing member of the sole general partner of our Operating Partnership, may amend the Partnership Agreement without the consent of any limited partner to clarify the Partnership Agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the Partnership Agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of at least two-thirds of the limited Partnership Units. Other amendments require approval of the general partner and holders of 50% of the limited Partnership Units.

        In addition, the Partnership Agreement may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to our Operating Partnership substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary's obligation as general partner of the partnership. In such case, the surviving entity will amend the Partnership Agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a Partnership Unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the General Partner

        The Partnership Agreement provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

        In addition, the Partnership Agreement requires our Operating Partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of our Operating Partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, or in which any indemnitee may be subpoenaed or otherwise requested to provide documents, testimony or information, unless it is established that:

  •
  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the indemnitee actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        The Partnership Agreement requires our Operating Partnership advance an indemnitee all reasonable expenses (including without limitation attorneys' fees, costs, expenses and disbursements) incurred by an indemnitee who is a party to or is otherwise involved in, or is subpoenaed or otherwise requested to provide documents, testimony or information in connection with, any civil, criminal, administrative or arbitrative action, suit, inquiry, investigation or proceeding in advance of the final disposition of such action, suit, inquiry, investigation or proceeding upon receipt by our Operating Partnership of (i) a written affirmation by the indemnitee of the indemnitee's good faith belief that the standard of conduct necessary for indemnification by our Operating Partnership under the Partnership Agreement has been met, and (ii) a written undertaking by or on behalf of the indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. Each such advancement of expenses shall be made within five business days after the receipt by our Operating Partnership of a written request for advancement of expenses.

        No indemnitee may subject any partner of our Operating Partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Term

        The partnership has a perpetual life, unless dissolved upon:

  •
  the general partner's bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

  •
  the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

  •
  the redemption of all Partnership Units (other than those held by us, if any); or

  •
  an election by us in our capacity as the sole owner of the general partner.

Tax Matters

        The general partner is the partnership representative of our Operating Partnership. We have the authority to make tax elections under the Code on behalf of the partnership. The net income or net loss of our Operating Partnership is generally allocated to us and the limited partners in accordance with our and their respective percentage interests in the partnership, subject to compliance with the provisions of the Code.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership, and disposition of our shares of common stock and preferred stock, including the Series E Preferred Stock and the Series M Preferred Stock. The discussion does not address (i) U.S. federal taxes other than income taxes, or (ii) state, local or non-U.S. taxes. The discussion also does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  financial institutions or broker-dealers;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders");

  •
  passive foreign investment companies or controlled foreign corporations;

  •
  persons who are not citizens or residents of the United States (except to the limited extent discussed in "—Taxation of Non-U.S. Holders of Stock");

  •
  investors who hold or will hold our capital stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  investors subject to federal alternative minimum tax;

  •
  investors that have a principal place of business or "tax home" outside the United States;

  •
  investors whose functional currency is not the United States dollar;

  •
  U.S. expatriates;

  •
  investors subject to special rules under Code Section 892;

  •
  persons who mark-to-market our capital stock;

  •
  subchapter S corporations;

  •
  trusts and estates;

  •
  regulated investment companies and REITs; and

  •
  persons who receive our capital stock through the exercise of employee stock options or otherwise as compensation.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our capital stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our capital stock, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our capital stock by the partnership.

        This summary assumes that stockholders will hold our capital stock as capital assets.

        The statements of law in this discussion are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. Except for the private letter ruling we received on October 17, 2019 with respect to the eligible independent contractor status of certain subsidiaries of Ashford Inc., we have not received any rulings from the IRS concerning our qualification as a REIT. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of the Securities and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company

        We have elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. Additionally, under applicable Treasury Regulations, if Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Ashford Trust's failure to qualify as a REIT was subject to relief as described below under "—Failure to Qualify," we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Ashford Trust failed to qualify. This section discusses the laws governing the federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

        In connection with this prospectus, Locke Lord LLP will issue an opinion to us to the effect that, commencing with our short taxable year ended December 31, 2013 through December 31, 2019, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2020 and thereafter. Locke Lord LLP's opinion will be based upon customary assumptions, will be conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our properties and the prior and future conduct of our business, and is not binding upon the IRS or any court. In addition, Locke Lord LLP's opinion is based on existing federal income tax law governing qualification as a REIT as of the date of the opinion, which is subject to change either prospectively or retroactively.

        Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Locke Lord LLP will have reviewed those matters in connection with its opinion, Locke Lord will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Locke Lord LLP's opinion will not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  Under certain circumstances and for taxable years beginning before January 1, 2018, we may be subject to the alternative minimum tax on items of tax preference.

  •
  We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "—Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder (as defined below under "—Taxation of Taxable U.S. Holders of Stock") would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

  •
  We will incur a 100% excise tax on certain transactions with a TRS that are not conducted on an arm's-length basis and we will incur such 100% excise tax if it is determined that we have been undercharged for certain services provided by a TRS.

  •
  If we fail to satisfy certain asset tests, described below under "—Asset Tests" and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

  •
  We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for REIT Qualification

        A REIT is a corporation, trust, or association that meets the following requirements:

  1.
  it is managed by one or more trustees or directors;

  2.
  its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

  3.
  it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

  4.
  it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

  5.
  at least 100 persons are beneficial owners of its shares or ownership certificates;

  6.
  no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of each taxable year;

  7.
  it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws;

  9.
  it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  10.
  it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Requirements 5 and 6 applied to us beginning with our taxable year ended December 31, 2014.

        After the issuance of common stock pursuant to the spin-off, we had issued sufficient common stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

        If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

        In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

Qualified REIT Subsidiaries

        A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly-owned limited liability company or certain wholly-owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

Other Disregarded Entities and Partnerships

        An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a "Partnership" and, together, the "Partnerships"), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We may in the future acquire interests in partnerships and limited liability companies that are joint ventures in which we do not own general partner or managing member interests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT "savings" provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries

        Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation and is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT "C" corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in "—Interest Deduction Limitation." The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an "eligible independent contractor." Overall, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of a REIT's assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs, except that the Ritz Carlton St. Thomas hotel is owned by one of our TRSs. Additionally, we may form or acquire one or more additional TRSs in the future. See the separate section entitled "Taxable REIT Subsidiaries."

Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property or on interests in real property;

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real estate assets;

  •
  income derived from the temporary investment of new capital or "qualified temporary investment income," that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital; and

  •
  income and gain derived from foreclosure property, as defined below under "—Foreclosure Property."

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both income tests. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as discussed below in "—Foreign Currency Gain." In addition, income and gain from "hedging transactions," as defined in the section below entitled "—Hedging Transactions," that we enter into will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from "hedging transactions" apply to income arising from transactions that we enter into primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

        Rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

  •
  First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

  •
  Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an "eligible independent contractor" to operate such facility or property on its behalf.

  •
  Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.

  •
  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. See "—Taxable REIT Subsidiaries."

        Pursuant to percentage leases, our TRSs lease each of our properties (other than the Ritz Carlton, St. Thomas hotel, which is owned by one of our TRSs). The percentage leases provide that our TRSs are obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) "additional charges" or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.

        In order for the base rent, percentage rent, and additional charges to constitute "rents from real property," the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

  •
  the property owner's expectation of receiving a pre-tax profit from the lease;

  •
  the intent of the parties;

  •
  the form of the agreement;

  •
  the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement;

  •
  the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property;

  •
  the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease; and

  •
  the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties.

In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

  •
  the service recipient is in physical possession of the property;

  •
  the service recipient controls the property;

  •
  the service recipient has a significant economic or possessory interest in the property, or whether the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property;

  •
  the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

  •
  the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

  •
  the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

        We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

  •
  the Partnerships, on the one hand, and our TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

  •
  our TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

  •
  our TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

  •
  our TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

  •
  our TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

  •
  our TRSs generally indemnify the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) our TRSs' use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of our TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of our TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by our TRSs;

  •
  our TRSs are obligated to pay, at a minimum, substantial base rent for the period of use of the hotels;

  •
  our TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

  •
  the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to our TRSs;

  •
  the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases;

  •
  each lease, at the time we entered into it enabled the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases (and we expect that each lease, at any time it is subsequently renewed or extended, will do the same); and

  •
  upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

        Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from our TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.

        As described above, in order for the rent received by us to constitute "rents from real property," several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as "rents from real property" if it is based on percentages of gross receipts or gross sales and the percentages:

  •
  are fixed at the time the percentage leases are entered into;

  •
  are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

  •
  conform with normal business practice.

        More generally, the percentage rent will not qualify as "rents from real property" if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we believe (and have represented to Locke Lord LLP in connection with its opinion) that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we anticipate (and have represented to Locke Lord LLP in connection with its opinion) that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross receipts or gross sales, as described above.

        Another requirement for qualification of our rent as "rents from real property" is that we must not own, actually or constructively, 10% or more of the stock of any corporate lessee or 10% or more of the assets or net profits of any non-corporate lessee (a "related party tenant") other than a TRS. All of our hotels are leased to TRSs. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as "rents from real property" as long as the property is a "qualified lodging facility" and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee (an "eligible independent contractor"). A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See "—Taxable REIT Subsidiaries."

        Our TRSs have engaged third-party hotel managers that qualify as "eligible independent contractors" to operate the related hotels on behalf of such TRS lessees.

        A third requirement for qualification of our rent as "rents from real property" is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.

        A fourth requirement for qualification of our rent as "rents from real property" is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for our TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for our TRSs.

        If a portion of our rent from a hotel does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as "rents from real property" because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as "rents from real property." In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under "—Failure to Satisfy Gross Income Tests" is available to us.

        In addition to the rent, our TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

Interest

        The term "interest," as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

Dividends

        Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

COD Income

        From time-to-time, we and our subsidiaries may recognize cancellation of indebtedness income ("COD income") in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain

        Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Prohibited Transactions

        A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be to a customer in the ordinary course of the owning entity's business. There are safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

Foreclosure Property

        We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

  •
  for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

  •
  for which such REIT makes a proper election to treat such property as foreclosure property.

        However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

  •
  which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, for taxable years beginning after December 31, 2015, through a TRS.

        As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee's leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor or, for taxable years beginning after December 31, 2015, use a TRS to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging Transactions

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from "clearly identified" hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be "clearly identified," (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified "substantially contemporaneously" with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). In addition, for taxable years ending after December 31, 2015, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedge position were ordinary property. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

        We may enter into derivative transactions to protect against risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. We may contribute non-qualifying derivatives into our TRSs to preserve our REIT status, which may result in any income from such transactions being subject to federal income taxation.

Failure to Satisfy Gross Income Tests

        If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

  •
  our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

  •
  following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

  •
  First, at least 75% of the value of our total assets must consist of:

  •
  cash or cash items, including certain receivables;

  •
  government securities;

  •
  interests in real property, including leaseholds and options to acquire real property and leaseholds;

  •
  interests in mortgages on real property or, for taxable years beginning after December 31, 2015, on interests in real property;

  •
  for taxable years beginning after December 31, 2015, interests in mortgages on both real and personal property where the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

  •
  for taxable years beginning after December 31, 2015, personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income test, as discussed above under "—Rents From Real Property;"

  •
  stock in other REITs;

  •
  for taxable years beginning after December 31, 2015, debt issued by publicly offered REITs; and

  •
  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

  •
  Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

  •
  Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities (the "10% vote test" or the "10% value test," respectively).

  •
  Fourth, no more than 20% (25% with respect to our taxable years beginning before January 1, 2018) of the value of our total assets may consist of the securities of one or more TRSs.

  •
  Fifth, for taxable years beginning after December 31, 2015, no more than 25% of the value of our total assets may consist of certain debt issued by publicly offered REITs.

        For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership. For purposes of the 10% value test, the term "securities" does not include:

  •
  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

  •
  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

  •
  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

  •
  Any loan to an individual or an estate.

  •
  Any "section 467 rental agreement," other than an agreement with a related party tenant.

  •
  Any obligation to pay "rents from real property."

  •
  Certain securities issued by governmental entities.

  •
  Any security issued by a REIT.

  •
  Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

  •
  Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We monitor the status of our assets for purposes of the various asset tests and seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we have to value our investment in our other assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT.

        If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

  •
  we satisfied the asset tests at the end of the preceding calendar quarter; and

  •
  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

  •
  the sum of (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

  •
  the sum of certain items of non-cash income.

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

  •
  85% of our REIT ordinary income for such year;

  •
  95% of our REIT capital gain income for such year; and

  •
  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "—Taxation of Taxable U.S. Holders of Stock—

Distributions." If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

        It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Furthermore, generally for taxable years beginning after December 31, 2017, subject to certain exceptions, generally we must accrue income for U.S. federal income tax purposes no later than the time when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

        We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We currently do not intend to pay taxable dividends payable in cash and stock.

        For taxable years beginning on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. For taxable years beginning after December 31, 2014, preferential dividends are generally not excluded from our distribution requirement.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Interest Deduction Limitation

        Commencing in taxable years beginning after December 31, 2017, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business is limited to 30% of "adjusted taxable income," subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the

30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. We have made this election and as a consequence, depreciable real property (including certain improvements) held by us must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

Recordkeeping Requirements

        To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Income Tests" and "—Asset Tests."

        If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax (for taxable years beginning before January 1, 2018). In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. If we fail to qualify as a REIT, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. holders that are individuals, trusts or estates would not be able to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Holders of Stock

        The term "U.S. holder" means a holder of our capital stock that for U.S. federal income tax purposes is a "U.S. person." A U.S. person means:

  •
  a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Distributions

        As long as we qualify as a REIT, (1) a taxable U.S. holder of our capital stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (2) a corporate U.S. holder of our capital stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to an individual U.S. holder generally will not qualify for the reduced rate of tax applicable to "qualified dividend income." Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the tax rate applicable to ordinary income. However, for taxable years beginning before January 1, 2026, generally U.S. holders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Notwithstanding the preceding, the tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate federal income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

        A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder's stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder's adjusted tax basis in its stock, such U.S. holder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, if we actually pay the dividend during January of the following calendar year.

        U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally, provided that our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017 is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid). Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. holders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

        We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Disposition of Capital Stock; Redemption of the Preferred Stock

        Subject to the discussion below regarding Code Section 302, in general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such U.S. holder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

        A redemption of the Preferred Stock for cash will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in our company, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine the appropriate tax treatment. If a redemption of the Preferred Stock for cash is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the U.S. holder. The U.S. holder's adjusted tax basis in such redeemed Preferred Stock would be transferred to the holder's remaining stockholdings in our company. If, however, the U.S. holder has no remaining stockholdings in our company and does not take certain actions to ensure that the redemption is not treated as a distribution that is taxable as a dividend, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of the Preferred Stock for cash is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above.

        If a U.S. holder's Preferred Stock is redeemed for shares of common stock, the U.S. holder would not recognize gain or loss (except in respect of any common stock received that is attributable to accrued but unpaid dividends, which would be taxed as a dividend as described under "Distributions") and the U.S. holder's basis in the common stock received would be the same as the U.S. holder's basis in the redeemed Preferred Stock. A U.S. holder's holding period in the common stock received would include its holding period in the redeemed Preferred Stock.

Conversion of Convertible Preferred Stock

  Conversion Solely for Common Stock

        A U.S. holder generally will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of convertible preferred stock, except to the extent of common stock received on account of accrued and unpaid dividends that have not previously been included in income as described below. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the convertible preferred stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash and subject to downward adjustment, if any, described below), and the holding period of such common stock received on conversion will generally include the period during which the converted preferred stock was held prior to conversion.

        Cash received in lieu of a fractional shares of common stock will generally be treated as a payment in a taxable exchange for such fractional shares of common stock, and gain or loss will generally be recognized in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder's adjusted tax basis allocable to the fractional shares of common stock.

        We expect to take the position that any accumulated and unpaid dividends paid upon conversion of convertible preferred stock will be includable in income in the manner described under "—Distributions" above. Alternatively, such payment may be treated as having been made in connection with a recapitalization of our stock, in which case a U.S. holder generally would not recognize loss, but would recognize gain (which, under certain circumstances, would be includable in income in the manner described under "—Disposition of Capital Stock; Redemption of the Preferred Stock" above), if any, on convertible preferred stock so converted, in an amount equal to the lesser of the amount of (i) the cash received or (ii) gain realized (i.e., the excess, if any, of the fair market value of the common stock received plus the cash received, over the adjusted basis in the convertible preferred stock converted). Prospective investors should consult their tax advisors regarding the tax treatment of accumulated and unpaid dividends paid upon conversion.

  Conversion for Part Common Stock and Part Cash

        We may make an additional cash payment to a holder upon a conversion of certain convertible preferred stock representing future dividends, for example as described above under "Description of Capital Stock—Preferred Stock—Series B Preferred Stock." Accordingly, upon a conversion, a holder may receive solely common stock or a combination of cash and common stock. Any cash or common stock received on account of accrued and unpaid dividends that have not previously been included in income will be taxed as described above in "—Conversion Solely for Common Stock." However, other than with respect to such cash or common stock received on account of accrued and unpaid dividends, in the event that we deliver common stock and cash upon a conversion of convertible preferred stock, the U.S. federal income tax treatment of the conversion is uncertain. U.S. holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion could be treated as a single recapitalization or as a conversion in part and a taxable redemption in part, as briefly discussed below.

  Treatment as a Recapitalization

        If we pay a combination of cash and common stock in exchange for convertible preferred stock upon conversion, the exchange may be treated as a recapitalization. In such case, the U.S. holder would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange over (B) such U.S. holder's adjusted tax basis in the convertible preferred stock, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares, which would be treated as described above in "—Conversion Solely for Common Stock"). Notwithstanding the foregoing, any common stock received on account of accrued and unpaid dividends that has not previously been included in income will be treated as a dividend. Any gain recognized should be treated as capital gain except to the extent it has the effect of a distribution of a dividend. If the exchange has the effect of the distribution of a dividend, then the gain recognized upon the exchange, as determined above, will be treated as a dividend to the extent of the U.S. holder's ratable share of our earnings and profits. The remainder of the gain will be a capital gain and will be long-term if the holding period exceeds one year. For purposes of determining whether a U.S. holder's gain will be treated as a dividend, stock (including our common stock) owned by such U.S. holder actually and constructively through attribution rules, will be taken into account.

        The tax basis of the shares of common stock received upon a recapitalization (including any basis allocable to any fractional share a U.S. holder is treated as exchanging as described above in "—Conversion Solely for Common Stock") would equal the adjusted tax basis of the convertible preferred stock that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder's holding period for shares of common stock would include the period during which the U.S. holder held the convertible preferred stock.

  Alternative Treatment as Part Conversion and Part Redemption

        If the conversion of convertible preferred stock into cash and common stock were not treated as a single recapitalization, the conversion could be treated as in part a conversion into common stock and in part a separate redemption of the remaining convertible preferred stock surrendered in the conversion. In that event, the portion converted into common stock would be treated as described above in "—Conversion Solely for Common Stock." The portion converted into cash would be treated as described above in "—Disposition of Capital Stock; Redemption of the Preferred Stock."

Adjustment of Conversion Rate of Convertible Preferred Stock

        Under certain circumstances, adjustments (or failure to make adjustments) to the conversion rate of convertible preferred stock may result in constructive distributions under Section 305(c) of the Code to the U.S. holders of such convertible preferred stock or other stockholders includable in income in the manner described under "—Distributions" above, if and to the extent that certain adjustments (or failure to make adjustments) in the conversion rate increase the proportionate interest of a stockholder in our earnings and profits. Thus, under certain circumstances, a U.S. holder may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Under proposed regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the conversion rate are made in accordance with the terms of such convertible preferred stock.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder's adjusted tax basis. A U.S. holder's adjusted tax basis generally will equal the U.S. holder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum federal income tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% federal income tax rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay federal income tax on its net capital gain at ordinary corporate federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax

        A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). With respect to ordinary REIT dividends received by non-corporate taxpayers, the temporary 20% deduction described above is allowed only for regular income tax purposes and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our capital stock.

Information Reporting Requirements and Backup Withholding

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at the rate of 24% with respect to distributions unless such holder:

  •
  comes within certain exempt categories and, when required, demonstrates this fact; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. See "—Taxation of Non-U.S. Holders of Stock."

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, certain entities that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a "pension-held REIT," a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

  •
  the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

  •
  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see "—Taxation of Our Company—Requirements for Qualification"); and

  •
  either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

        Although there can be no assurance that we will not become one in the future, we do not believe that our Company is currently a pension-held REIT.

Taxation of Non-U.S. Holders of Stock

        The rules governing U.S. federal income taxation of non-U.S. holders of our capital stock are complex. A "non-U.S. holder" means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our capital stock, including any reporting requirements.

Distributions

        The portion of a distribution that is received by a non-U.S. holder that we do not designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits, as well as any other payment that is treated as a dividend as described above under "Taxation of Taxable U.S. Holders of Stock," will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:

  •
  a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

  •
  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        If a distribution is treated as effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.

        Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        If our stock constitutes a United States real property interest, as defined below, unless (1) we are a "domestically-controlled qualified investment entity," as defined below, (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution or (3) the distribution is with respect to stock held by a "qualified shareholder," including stock held indirectly through one or more partnerships (to the extent not held by an "applicable investor"), the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. A "qualified shareholder" is generally defined as a foreign person that (i) is eligible for benefits of an income tax treaty with the United States and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units which is regularly traded on the New York Stock Exchange or NASDAQ Stock Market and such class of limited partnership units' value is greater than 50% of the value of all the partnership units; (ii) is a "qualified collective investment vehicle," and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, holds directly 5% or more of the class of interest described in clause (i) above. The benefits of the qualified shareholder exception do not apply to the extent of the ownership in that shareholder of an "applicable investor," generally defined as a more than 10% owner of the REIT on a look-through basis, taking into account all interests held by such applicable investor in the REIT. Any distribution to a qualified shareholder shall not be treated as an effectively connected income distribution to the extent that stock held by such qualified shareholder is not treated as a United States real property interest as provided in an exception described in this section. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. holder (other than certain qualified foreign pension funds) may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of "United States real property interests" under special provisions of the federal income tax laws referred to as "FIRPTA." The term "United States real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

        Our common stock has been regularly traded on an established securities market in the United States since the completion of the spin-off. Certain classes of our preferred stock are currently traded on an established securities market in the United States. The shares of Series E Preferred Stock and Series M Preferred Stock will not be publicly traded. If our common stock or any class of our preferred stock, as applicable, is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above unless otherwise excepted. Moreover, if a non-U.S. holder owning more than 5% of a class of our stock disposes of such stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

        Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest will retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and will be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT.

Disposition of Capital Stock; Redemption of the Preferred Stock

        Except as discussed below, gain on a sale of our capital stock by a non-U.S. holder generally will not be subject to U.S. taxation.

        Subject to the exceptions described in this section, non-U.S. holders (other than certain qualified foreign pension funds) could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of a class of our capital stock if shares of such class of our capital stock are United States real property interests. Generally, shares of a United States real property holding corporation are United States real property interests. If at least 50% of a REIT's assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, shares of our capital stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our capital stock as long as we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders.

        We cannot assure you that that test will be met. However, even if we are not a domestically controlled qualified investment entity, shares of our common stock or a class of preferred stock, as applicable, will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our common stock or such class of preferred stock, as applicable, if such non-U.S. holder owned, actually or constructively, 10% or less of our common stock or such class of preferred stock, as applicable, at all times during a specified testing period if the common stock or such class of preferred stock, as applicable, is "regularly traded" on an established securities market, or, if such non-U.S. holder is a "qualified shareholder" (to the extent not allocable to an applicable investor). As noted above, our common stock has been regularly traded on an established securities market since immediately following the separation and distribution. The Preferred Stock is not currently regularly traded on an established securities market in the United States. If the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not "regularly traded" on an established securities market, the purchaser of such capital stock would be required to withhold and remit to the IRS 15% of the purchase price. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

        If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

        A redemption of shares of the Preferred Stock for cash will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. See "—Taxable U.S. Holders of Stock—Disposition of Capital Stock; Redemption of the Preferred Stock." If a redemption of shares of the Preferred Stock for cash is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions" above. If a redemption of shares of the Preferred Stock for cash is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above. Non-U.S. holders may be able to get a refund of such withholding taxes by filing a U.S. tax return.

        If a non-U.S. holder's Preferred Stock is redeemed for shares of common stock, the non-U.S. holder would not recognize gain or loss (except in respect of any common stock received that is attributable to accrued but unpaid dividends, which would be taxed as a dividend as described under "Distributions") and the non-U.S. holder's basis in the common stock received would be the same as the non-U.S. holder's basis in the redeemed Preferred Stock. A non-U.S. holder's holding period in the common stock received would include its holding period in the redeemed Preferred Stock.

Conversion of Convertible Preferred Stock

        As a general rule, a non-U.S. holder will not recognize any gain or loss upon the conversion of the convertible preferred stock, except (i) to the extent of common stock received on account of accrued and unpaid dividends that has not previously been included in income, and other amounts received that are treated as dividends as described above under "—Taxable U.S. Holders of Stock—Conversion of Convertible Preferred Stock," each of which will be taxed as described above under "—Distributions," and (ii) with respect to any cash received in lieu of a fractional share and other amounts treated as being received in redemption of the convertible preferred stock as described above under "—Taxable U.S. Holders of Stock—Conversion of Convertible Preferred Stock," each which will be taxed as described above under "—Disposition of Capital Stock; Redemption of the Preferred Stock."

        Any accumulated and unpaid dividends paid upon conversion of a convertible Preferred Stock will be includable in income as a distribution in the manner described above under "—Distributions." Accordingly, we will withhold on any accumulated and unpaid dividends that are paid to a non-U.S. holder in the manner described above under "—Distributions." Prospective investors should consult their tax advisors regarding the tax treatment of accumulated and unpaid dividends paid upon conversion.

Adjustment of Conversion Rate of Convertible Preferred Stock

        As described above under "—Taxable U.S. Holders of Stock—Adjustment of Conversion Rate of Convertible Preferred Stock," adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earning and profits could result in deemed distributions to the Non-U.S. holder that are taxed as described above under "—Distributions." U.S. federal withholding tax due with respect to such distributions may be set off against subsequent payments on the convertible Preferred Stock.

Information Reporting Requirements and Backup Withholding

        Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder's foreign status and has no actual knowledge to the contrary. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder's U.S. federal income tax liability (which might entitle such non-U.S. holder to a refund), provided that the required information is furnished to the IRS.

        Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Foreign Accounts Tax Compliance Act Withholding

        Pursuant to the Foreign Account Tax Compliance Act ("FATCA"), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on "withholdable payments." For this purpose, withholdable payments generally include payments of interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the U.S. ("FDAP Income"), or gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the U.S. ("Gross Proceeds"). The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). These rules generally apply to payments of FDAP Income. While these rules would have originally included the payment made on or after January 1, 2019 of Gross Proceeds, proposed Treasury Regulations provide that such payments of Gross Proceeds (other than amounts treated as FDAP Income) do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.

Tax Aspects of Our Investments in the Partnerships

        The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

        We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under Treasury regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly-traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that each Partnership will qualify for the private placement exclusion.

        We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See "—Taxation of Our Company—Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Taxation of Our Company—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax

        A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. Under partnership audit rules that are effective for tax years beginning in 2018, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. We will have the authority to utilize, and intend to utilize, any exceptions available under such audit rules (including any changes) and Treasury Regulations so that the partners, to the fullest extent possible, rather than the partnership itself, will be liable for any taxes arising from audit adjustments to the issuing entity's taxable income. It is unclear to what extent these elections will be available to the partnership and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.

Partnership Allocations

        Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties

        Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the "704(c) Allocations"). The amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with the separation and distribution, appreciated property was acquired by our operating partnership or one of its subsidiaries in exchange for common units. Our operating partnership has a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This will result in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. We have elected to use the "traditional method" to account for book-tax differences. Under the traditional method, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in Partnership Interest

        Our adjusted tax basis in our partnership interest in a Partnership (including our operating partnership) generally is equal to:

  •
  the amount of cash and the basis of any other property contributed by us to such Partnership;

  •
  increased by our allocable share of such Partnership's income and gains and our allocable share of indebtedness of such Partnership; and

  •
  reduced, but not below zero, by our allocable share of such Partnership's losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of such Partnership.

        If the allocation of our distributive share of a Partnership's loss would reduce the adjusted tax basis of our partnership interest in such Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that a Partnership's distributions, or any decrease in our share of the indebtedness of such Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to our Operating Partnership

        To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership's initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor's basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Internal Revenue Service Examinations

        Under the Bipartisan Budget Act of 2015, Congress revised the rules applicable to U.S. federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs. These rules could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership.

Sale of a Partnership's Property

        Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Taxation of Our Company—Income Tests." We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Taxable REIT Subsidiaries

        We own 100% of the stock of more than one TRS, one of which has multiple subsidiaries (at least one of which is a TRS), and an indirect interest in another TRS that has TRS subsidiaries. A TRS is a fully taxable corporation for which a TRS election is properly made and is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT "C" corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in "—Interest Deduction Limitation." A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of our assets may consist of the securities of TRSs.

        A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as "rents from real property" as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:

  •
  such person is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS;

  •
  such person does not own, directly or indirectly, more than 35% of our stock;

  •
  no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

  •
  we do not directly or indirectly derive any income from such person.

        A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm's-length basis, but there can be no assurance that we will be successful in this regard.

        We have formed and made a timely election with respect to each of our TRSs, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.

State and Local Taxes

        We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our capital stock.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.

 INVESTMENT BY TAX EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

        The following is a summary of certain additional considerations associated with an investment in the Preferred Stock by tax-qualified pension, stock-bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Code, an IRA or annuity described in Sections 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Code, which are referred to in this section as "Plans" and "IRAs," as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may apply to transactions entered into prior to the date of their enactment.

        In considering an investment in the Preferred Stock, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. Although each of ERISA and the Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal or tax advice and prospective investors are encouraged to consult their own legal and tax advisors on these matters.

        In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

  •
  whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

  •
  whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

  •
  whether the investment will result in unrelated business taxable income to the Plan or IRA (see the section entitled "Material U.S. Federal Income Tax Considerations—Taxation of Tax-Exempt Stockholders");

  •
  whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

  •
  the need to value the assets of the Plan or IRA annually or more frequently; and

  •
  whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements—Plan Liquidity

        Potential Plan or IRA investors who intend to purchase shares of the Preferred Stock should consider the limited liquidity of such an investment as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. The fair market value of any such distribution-in-kind can be only an estimated value per share if no public market for the shares then exists. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which the shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax-withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

        Fiduciaries of Plans are generally required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily ascertainable, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations definitively specifying how "fair market value" should be determined in all circumstances.

        It is not expected that a public market for the Preferred Stock will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in the Preferred Stock, we intend to provide reports of our annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We anticipate that we will provide annual reports of our determination of value to Plan fiduciaries after the end of each calendar year.

        There can be no assurance, however, with respect to any estimate of value that we prepare, that:

  •
  our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for the Preferred Stock exists or is likely to develop; or

  •
  that the value, or method used to establish value, would comply with ERISA, the Code or applicable state tax law requirements described above.

Fiduciary Obligations—Prohibited Transactions

        Any person identified as a "fiduciary" with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a "party-in-interest" or a "disqualified person" with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust.

        If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as "plan assets," our directors would, and employees of our affiliates might be deemed to be, fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets—Definition

        With the passage of the Pension Protection Act of 2006 (the "PPA"), Section 3(42) of ERISA now defines "plan assets" in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the "Plan Asset Regulation," as modified or deemed to be modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute "plan assets." Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. We believe that we will satisfy one or both of the exceptions that require that the investment be one of the following:

  •
  in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the SEC; or

  •
  in an entity in which equity participation by "benefit plan investors" is not significant.

Publicly Offered Securities Exemption

        As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be "plan assets" under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws.

        Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be met.

        Although the Preferred Stock is intended to satisfy the registration requirements under this definition, and we expect that our securities will be "widely-held," the "freely transferable" requirement must also be satisfied in order for us to qualify for the "publicly offered securities" exception.

        The Plan Asset Regulation provides that "whether a security is" "freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances." Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in the

Preferred Stock is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed "freely transferable." Therefore, we anticipate that we will meet the "publicly offered securities" exception, although there are no assurances that we will qualify for this exception.

Plan Assets—Not Significant Investment Exception

        The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. A "benefit plan investor" is defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of a plan's investment in such entity. Until such time that we meet the "publicly offered securities" exception with respect to any class of the Preferred Stock, we intend to restrict ownership of such class held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant. To that end, participating broker-dealers have agreed not to submit any subscription or order for shares in a class of Preferred Stock until after we have provided notice that the shares of such class of Preferred Stock are held by more than 100 persons. We intend to obtain similar assurances from registered investment advisers before accepting subscriptions or orders from their clients.

Consequences of Holding Plan Assets

        If our underlying assets were treated by the Department of Labor as "plan assets," our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in the Preferred Stock might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by a Plan or IRA in the Preferred Stock might be deemed to result in an impermissible commingling of "plan assets" with other property.

        If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares of the Preferred Stock to us.

Prohibited Transactions

        Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving "plan assets" with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, "plan assets." The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Code. These definitions generally include "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

        A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. The Department of Labor has proposed regulations that, if finalized, may broaden the circumstances under which the individual or entity may become a fiduciary as a result of providing investment advice. Thus, if we are deemed to hold "plan assets," our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold "plan assets," if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in the Preferred Stock.

Prohibited Transactions—Consequences

        ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction involving a Plan or, in some circumstances, an IRA must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. In addition, if an IRA engages in a non-exempt prohibited transaction in which the IRA owner is a party, the tax-exempt status of the IRA may be lost.

DIVIDEND REINVESTMENT PLAN

        We have adopted the DRP that allows you the opportunity to purchase, through reinvestment of your dividends, additional shares of Preferred Stock.

Description of the DRP

  Who is eligible to participate in the DRP?

        Existing holders of Preferred Stock are eligible to participate in the DRP. If you own shares of Preferred Stock that are registered in someone else's name (for example, a bank, broker, or trustee) and you want to participate in the DRP, you may be able to arrange for that person to handle the reinvestment of dividends through the DRP on your behalf. If not, then in order to participate in the DRP, your shares of Preferred Stock should be withdrawn from "street name" or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a separate program that allows you to participate in a plan without having to withdraw your shares of Preferred Stock from "street name." Your bank or broker may charge fees to participate in that program.

  Who is the administrator of the DRP?

        Computershare Trust Company, N.A. (the "Administrator") administers the DRP. Certain administrative support will be provided to the Administrator by its designated affiliates. If you have questions regarding the DRP, please write to the Administrator at the following address: Computershare Trust Company, N.A., P.O. Box 505013, Louisville, KY 40233-5013 or call the Administrator at 1-877-282-1168. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays). In addition, you may visit the Administrator's website at www.computershare.com/investor. At this website, you can enroll in the DRP, obtain information, and perform certain transactions on your DRP account. See "Administration" for more information regarding the administration of the DRP.

  What are the benefits of the DRP?

  •
  The DRP provides you with the opportunity to automatically reinvest dividends paid on all, but not less than all, of your shares of Preferred Stock (including shares of Preferred Stock held in your DRP account), in additional shares of Preferred Stock without payment of any fees or other charges to the extent shares of Preferred Stock are purchased directly from us pursuant to the DRP.

  •
  You may purchase fractional shares of Preferred Stock under the DRP, which means you may fully reinvest all dividends. Dividends on fractional shares, as well as on whole shares, also can be reinvested in additional shares of Preferred Stock, which will be credited to your DRP account.

  •
  You will receive a transaction statement confirming the details of each transaction that you make.

  What are the disadvantages of the DRP?

  •
  We will not pay you any interest on dividends held by the Administrator before the investment date.

  •
  The dividends you reinvest under the DRP will generally be taxable to you to the extent of our earnings and profits and may give rise to a liability for the payment of income tax without providing you with the corresponding cash to pay the tax when due.

  How does an existing holder of shares of Preferred Stock participate in the DRP?

        Enrollment is available online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and mailing it to the Administrator. Your participation in the DRP will begin promptly after your enrollment is received; provided, however, that the first dividend payable with respect to newly issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the DRP. Once you enroll, your participation continues automatically for as long as you wish to participate in the DRP.

        You may change your dividend reinvestment election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing prior to the record date for that dividend. If your request is received after the record date, then your dividend will be paid in cash by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend will be changed only for subsequent dividend payments. The record date will typically be approximately 15 days in advance of the dividend payment date.

        You may, of course, choose not to reinvest any of your dividends, in which case the Administrator will remit any such dividends to you by check or automatic deposit to a U.S. bank account that you designate.

        As an existing holder of shares of Preferred Stock, what are my investment options under the DRP?

        Once enrolled in the DRP, you may elect to reinvest all, but not less than all, of your dividends in additional shares of Preferred Stock. Pursuant to the DRP, holders of Series E Preferred Stock and holders of Series M Preferred Stock will receive Series E DRP Shares and Series M DRP Shares, respectively.

  When are funds invested under the DRP?

        The investment date for reinvested dividends will be the dividend payment date (generally, the 15th day of each month). No interest will be paid on funds held by the Administrator pending investment. Shares will be purchased directly from us.

  Who pays the fees and other expenses?

        We will pay all fees or other charges on shares of Preferred Stock purchased through the DRP.

  What are the federal income tax consequences of participating in the DRP?

        The following is a summary of the federal income tax consequences of participation in the DRP as of the date of this prospectus. However, this summary does not reflect every situation that could result from participation in the DRP, is for general information only and does not constitute tax advice. Therefore, we advise you to consult your tax and other advisors for information about your specific situation. This summary does not address the tax implications of your ownership of shares of Preferred Stock, including the effect of distributions made in respect of such shares.

        The information in this section is based on the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the Internal Revenue Service ("IRS"), and court decisions, all as of the date hereof. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

        Although the federal income tax treatment of dividend reinvestment plans is not entirely clear, it is expected that stockholders participating in the DRP will be treated for federal income tax purposes as having received, on the date such dividends are reinvested, a distribution equal to the fair market value of any shares of Preferred Stock purchased under the DRP. Consequently, dividends reinvested in the DRP may give rise to a tax payment obligation without the corresponding cash to pay such tax when it becomes due. The total amount of cash and other distributions will be reported to stockholders and to the IRS on the appropriate tax form shortly after the end of each year. The tax basis of shares of Preferred Stock acquired under the DRP will be equal to the fair market value of the shares on the date such stock is purchased under the DRP plus any brokerage costs paid by the stockholder. A stockholder's holding period for Preferred Stock acquired under the DRP generally will begin on the day after the date on which the Preferred Stock is credited to the stockholder's account.

        Our distributions to stockholders constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits (as determined for federal income tax purposes) and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as either: (i) a "capital gain" dividend; or (ii) in the case of stockholders taxed at individual rates who satisfy certain holding period requirements, as "qualified dividend income" pursuant to applicable federal income tax rules). To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a stockholder's adjusted tax basis in the Preferred Stock and, to the extent in excess of the stockholder's basis, will be taxable as a gain realized from the sale of the stockholder's Preferred Stock. Distributions to corporate stockholders, including amounts taxable as dividends to corporate stockholders, will generally not be eligible for the corporate dividends-received deduction.

        You will not recognize gain or loss for federal income tax purposes upon your receipt of certificates for shares previously credited to your DRP account. However, you will generally recognize gain or loss when you sell or exchange shares received from the DRP or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount that you receive for such shares or such fractional share interest and your tax basis in such shares or such fractional share interest.

        We or the Administrator may be required to deduct as "backup withholding" twenty-four percent (24%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the DRP. You are subject to backup withholding if: (i) you have failed properly to furnish us and the Administrator with your correct tax identification number ("TIN"); (ii) the IRS or a broker notifies us or the Administrator that the TIN furnished by you is incorrect; (iii) the IRS or a broker notifies us or the Administrator that backup withholding should be commenced because you failed to properly report dividends paid to you; or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the DRP. Therefore, if you are subject to backup withholding, dividends to be reinvested under the DRP will be reduced by the backup withholding amount.

        If you are a foreign stockholder, you need to provide the required federal income tax certifications to establish your status as a foreign stockholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of Preferred Stock will be credited to your account.

        All costs of administering the DRP will be paid by us. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares. However, since the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the costs as constituting a taxable dividend to you and/or a dividend which reduces the basis in your Preferred Stock. For this or other reasons, we may in the future take a different position with respect to the costs of administering the DRP.

        The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the DRP and may not be applicable to certain participants, such as tax-exempt entities. You should consult your tax and other professional advisors regarding the foreign, federal, state and local income tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the DRP or the disposal of shares acquired pursuant to the DRP.

Purpose

        The purpose of the DRP is to provide a convenient and economical way for holders of shares of Preferred Stock to invest all, but not less than all, of their dividends in additional shares of Preferred Stock.

Eligibility of Existing Holders of Preferred Stock

        If you are a current holder of record of shares of Preferred Stock, you may participate in the DRP unless receipt of shares of Preferred Stock through the DRP would cause you to exceed the 9.8% ownership limit in our charter. See "Restrictions on Ownership and Transfer" for more information. Eligible holders of shares of Preferred Stock may enroll in the DRP online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and delivering it to the Administrator.

        If you own shares of Preferred Stock that are registered in someone else's name (for example, a bank, broker or trustee) and you want to participate in the DRP, you may be able to arrange for that person to handle the reinvestment of your dividends. If not, your shares of Preferred Stock should be withdrawn from "street name" or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares of Preferred Stock from "street name."

Administration

        Computershare Trust Company, N.A. administers the DRP. Certain administrative support will be provided to the Administrator by its designated affiliates.

        You can enroll in the DRP, obtain information and perform certain transactions on your DRP account online via the Administrator's Investor Center.

        To visit the Administrator's website: www.computershare.com/investor

        You can contact the Administrator's stockholder relations department toll-free at: 1-877-282-1168

        An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays).

        You may write to the Administrator at the following address:

Computershare Trust Company, N.A.
P.O. Box 505013
Louisville, KY 40233-5013

For overnight packages:
Computershare Trust Company, N.A.
Attn: Alternative Investments
462 S. 4th Street suite 1600
Louisville, KY 40202

        Please include a reference to Braemar Hotels & Resorts Series E Preferred Stock or Series M Preferred Stock in all correspondence.

Purchases and Pricing of Shares of Preferred Stock

        With respect to reinvested dividends, the market price for purchases of shares of Preferred Stock directly from us will be $25.00 per share, and the investment date will be the dividend payment date for the month. Dividend payment dates generally occur on the 15th day of each month. Your account will be credited with a full and fractional number of shares of Preferred Stock, equal to the total amount to be invested by you, divided by the applicable purchase price per share.

        There are no fees or other charges on shares of Preferred Stock purchased through the DRP.

Participation

        Any eligible holder of shares of Preferred Stock may enroll in the DRP online through www.computershare.com/investor. Alternatively, you may enroll in the DRP by completing an enrollment form and returning it to the Administrator at address set forth above.

        If the Administrator receives your enrollment form by the record date for the payment of the next dividend (approximately 15 days in advance of the dividend payment date), that dividend will be invested in additional shares of Preferred Stock for your DRP account; provided, however, that the first dividend payable with respect to newly issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the DRP. If the enrollment form is received in the period after any dividend record date, that dividend will be paid by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend.

        By enrolling in the DRP, you direct the Administrator to apply all, but not less than all, dividends to the purchase of additional shares of Preferred Stock in accordance with the DRP's terms and conditions. Unless otherwise instructed, the Administrator will thereafter automatically reinvest all, but not less than all, dividends declared on shares of Preferred Stock held under the DRP. If you want to discontinue the reinvestment of all dividends paid on your shares of Preferred Stock, you must provide notice to the Administrator. See "Administration" for information on how to contact the Administrator.

Cost

        We will pay all fees, the annual cost of administration and, unless provided otherwise in the DRP, all other charges incurred in connection with the purchase of shares of Preferred Stock acquired under the DRP, if any.

Date for Investment of Funds under the DRP

        For reinvested dividends, the investment date will be the dividend payment date for the month (generally, the 15th day of each month); provided, however, that the first dividend payable with respect to newly issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the DRP. No interest will be paid on funds held by the Administrator pending investment.

Number of Shares of Preferred Stock to be Purchased for the Participant

        The number of shares of Preferred Stock purchased under the DRP will depend on the amount of your dividend. Shares of Preferred Stock purchased under the DRP will be credited to your account. Both full and fractional shares will be purchased.

        We are offering up to 8,000,000 shares of Preferred Stock for sale under the DRP. We cannot assure you there will be enough shares of Preferred Stock to meet the requirements under the DRP. If we do not have a sufficient number of registered shares of Preferred Stock to meet the DRP requirements during any month, the portion of any reinvested dividends received by the Administrator but not invested in shares of Preferred Stock under the DRP will be returned to participants without interest.

        There is no special limitation on the cumulative number of shares of Preferred Stock that may be purchased under the DRP. However, purchases under the DRP are subject to the general restrictions contained in our charter that prohibit purchases of shares of Preferred Stock that could disqualify us as a REIT. See "Restrictions on Ownership and Transfer" for more information.

Source of Shares of Preferred Stock Purchased Under the DRP

        Shares of Preferred Stock purchased under the DRP will come from our authorized but unissued shares of Preferred Stock.

Method for Changing DRP Election

        You may change your DRP election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing. See "Administration" for information on how to contact the Administrator. To be effective with respect to a particular dividend, any such change must be received by the Administrator prior to the record date for such dividend.

Withdrawal by Participant

        You may discontinue the reinvestment of your dividends at any time by providing written or telephone notice to the Administrator. Alternatively, you may change your dividend election online through www.computershare.com/investor. See "Administration" for information on how to contact the Administrator. If the Administrator receives your notice of withdrawal prior to the record date for the payment of the next dividend, the Administrator, in its sole discretion, will distribute such dividends in cash. If the request is received after the record date for the payment of the next dividend, then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. The Administrator will continue to hold your shares of Preferred Stock in your DRP account.

        Generally, an eligible holder of shares of Preferred Stock may again become a participant in the DRP. However, we reserve the right to reject the enrollment of a previous participant in the DRP on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the DRP as a long-term investment service.

Stock Certificates and Safekeeping

        Shares of Preferred Stock that you acquire under the DRP will be maintained in your DRP account in non-certificated form. This protects your shares of Preferred Stock against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your shares of Preferred Stock.

Reports to Participants

        Statements of your account activity will be sent to you after each transaction, which will simplify your record keeping. Each DRP account statement will show the amount invested, the purchase price and the number of shares of Preferred Stock purchased. The statement will include specific cost-basis information in accordance with applicable law. Please notify the Administrator promptly either in writing, by telephone or through the Internet if your address changes. In addition, you will receive copies of the same communications sent to all other holders of shares of Preferred Stock, if any. You also will receive any IRS information returns, if required. Please retain all account statements for your records. The statements contain important tax and other information.

Responsibilities under the DRP

        We, the Administrator and any agent will not be liable in administering the DRP for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon that participant's death prior to the receipt of notice in writing of such death. Nor are we, the Administrator or any agent liable for any act done or not done in good faith regarding the purchase of shares or the prices at which the purchases are done at. Since we have delegated all responsibility for administering the DRP to the Administrator, we specifically disclaim any responsibility for any of its actions or inactions in connection with the administration of the DRP.

        You should recognize that neither we, the Administrator, nor any agent can assure you of a profit or protect you against a loss on shares of Preferred Stock purchased under the DRP.

Interpretation and Regulation of the DRP

        We reserve the right to interpret and regulate the DRP.

Suspension, Modification or Termination of the DRP

        We reserve the right to suspend, modify or terminate the DRP at any time. Participants will be notified of any suspension, modification or termination of the DRP. Upon our termination of the DRP any whole book-entry shares owned will continue to be credited to a participant's account unless specifically requested otherwise.

Miscellaneous

  Effect of Stock Dividend, Stock Split or Rights Offering

        Any shares of Preferred Stock we distribute as a stock dividend on shares of Preferred Stock credited to your account under the DRP, or upon any split of such shares of Preferred Stock, will be credited to your account. Stock dividends or splits distributed on all other shares of Preferred Stock held by you and registered in your own name will be mailed directly to you.

  Effect of Transfer of All Shares of Preferred Stock in Participant's Name

        If you dispose of all shares of Preferred Stock registered in your name, but do not give notice of withdrawal to the Administrator, the Administrator will continue to reinvest the dividends on any shares of Preferred Stock held in your account under the DRP until the Administrator is otherwise notified. See "Withdrawal by Participant" for more information on how to withdraw from the DRP.

  Voting of Participant's Shares of Preferred Stock Held under the DRP

        Shares of Preferred Stock credited to your account under the DRP will be voted in accordance with your instructions. If you are a participant in the DRP and are not a holder of record of shares of Preferred Stock in your own name, you will be furnished with a form of proxy covering the shares of Preferred Stock credited to your account under the DRP. If you are a participant in the DRP and are the holder of record of shares of Preferred Stock in your own name, your proxy will be deemed to include shares of Preferred Stock, if any, credited to your account under the DRP, and the shares of Preferred Stock held under the DRP will be voted in the same manner as the shares of Preferred Stock registered in your own name. If a proxy is not returned, none of your shares of Preferred Stock will be voted unless you vote in person. If you want to vote in person at a meeting of stockholders, a proxy for shares of Preferred Stock credited to your account under the DRP may be obtained upon written request received by the Administrator at least 15 days before the meeting.

  Pledging of Participant's Shares of Preferred Stock Held under the DRP

        You may not pledge any shares of Preferred Stock that you hold in your DRP account. Any pledge of shares of Preferred Stock in a DRP account is null and void. If you wish to pledge shares of Preferred Stock, you must first withdraw those shares of Preferred Stock from the DRP.

Limitation of Liability

        The DRP provides that neither we nor the Administrator, nor any independent agent, will be liable in administering the DRP for any act done in good faith or any omission to act in good faith in connection with the DRP. This limitation includes, but is not limited to, any claims of liability relating to:

  •
  the failure to terminate your DRP account upon your death prior to receiving written notice of your death;

  •
  the purchase prices reflected in your DRP account or the dates of purchases of Preferred Stock under the DRP; or

  •
  any loss or fluctuation in the market value of shares of Preferred Stock after the purchase of shares of Preferred Stock under the DRP.

        The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.

PLAN OF DISTRIBUTION

General

        We are offering up to a maximum of 20,000,000 shares of the Series E Preferred Stock or Series M Preferred Stock in our primary offering, through our dealer manager, on a "reasonable best efforts" basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Preferred Stock. We are also offering up to 8,000,000 shares of Series E Preferred Stock or Series M Preferred Stock pursuant to the DRP. We reserve the right to reallocate the shares we are offering between our primary offering and the DRP. No selling commissions or dealer manager fee will be paid with respect to shares of the Preferred Stock sold pursuant to the DRP.

        Our primary offering is scheduled to terminate by February 21, 2022. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as February 21, 2023, in our sole discretion. If we decide to continue our primary offering beyond February 21, 2022, we will supplement this prospectus accordingly, if required. We may terminate our primary offering at any time or may offer shares of Preferred Stock pursuant to a new registration statement, including a follow-on registration statement.

        We intend to sell shares of the Preferred Stock using two closing services provided by DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing shares of the Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares of Preferred Stock by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank, National Association. In addition, such investors will pay the full purchase price for their shares of Preferred Stock to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors' benefit pending release to us as described herein. See "—Settlement Procedures" for a description of the closing procedures with respect to each of the closing methods.

        Our dealer manager, Ashford Securities, will be a securities broker-dealer registered with the SEC and a member firm of FINRA. Our dealer manager is indirectly owned by Ashford Advisor, our Advisor, which shares management personnel with our dealer manager and us. See "Prospectus Summary—Certain Agreements—Advisory Agreement" for a discussion of Ashford Advisor. Our dealer manager is a recently formed company with no prior operating history. This offering will be the first offering conducted by our dealer manager. The principal business of our dealer manager will be to sell the shares registered in this offering and shares to be sold in future offerings by us or other entities advised by Ashford Advisor, if any. The principal business address of our dealer manager is 14185 Dallas Parkway, Suite 780, Dallas, Texas 75254.

Compensation of Dealer Manager and Participating Broker-Dealers

        We will pay to our dealer manager selling commissions of up to 7.0% of the gross offering proceeds from sales of the Series E Preferred Stock in our primary offering. There will be no selling commissions paid for the sale of shares of Series M Preferred Stock. We will also pay to our dealer manager up to 3.0% of the gross offering proceeds from sales of the Series E Preferred Stock and Series M Preferred Stock in our primary offering as compensation for acting as dealer manager. As dealer manager, Ashford Securities will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission, dealer manager fee and any other amounts deemed to be underwriting compensation in connection with this offering will not exceed 10% of the gross offering proceeds from our primary offering pursuant to FINRA's 10% cap.

        Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged by a potential investor for investment advice as an inducement for such investment advisor to advise favorably for an investment in Preferred Stock unless such person is a registered broker-dealer or associated with such a broker-dealer. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Preferred Stock.

        Prior to the formation of our dealer manager, Ashford Inc. engaged Robert A. Stanger & Co., Inc. ("Stanger") to provide certain investment banking services to assist Ashford Inc. in the formation, organization, and business plan development for a subsidiary broker-dealer capable of marketing preferred securities. Stanger receives ongoing fees related to the performance of these services and all or a portion of these fees, which will not exceed $1,370,000 in total, may be considered in connection with or related to the distribution of this offering, and thus be considered underwriting compensation subject to FINRA's 10% cap.

        We expect our dealer manager to authorize other participating broker-dealers to sell the Preferred Stock. Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. Our dealer manager may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer to such participating broker-dealer as a marketing fee. The amount of the marketing fee to be reallowed to any participating broker-dealer will be determined by the dealer manager based on such factors as:

  •
  the volume of sales estimated to be made by the participating broker-dealer; and

  •
  the participating broker-dealer's agreement to provide one or more of the following services:

  •
  providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in the promotion of this offering;

  •
  responding to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status and the markets in which we have invested;

  •
  assisting investors with redemptions; and

  •
  providing other services requested by investors from time to time and maintaining the technology necessary to service investors.

        Our dealer manager provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We pay our dealer manager a dealer manager fee of up to 3.0% of the price per share of Preferred Stock sold in our primary offering. In addition to re-allowing a portion of this dealer manager fee to the participating broker-dealers as a marketing fee, the dealer manager fee will also be used for certain costs that FINRA includes in the 10% underwriting compensation limit, such as the cost of the following activities:

  •
  travel and entertainment expenses;

  •
  compensation of our dealer manager's employees in connection with wholesaling activities;

  •
  expenses incurred in coordinating broker-dealer seminars and meetings;

  •
  wholesaling expense reimbursements paid by our dealer manager or its affiliates to other entities;

  •
  the national and regional sales conferences of our participating broker-dealers;

  •
  training and education meetings for registered representatives of our participating broker-dealers; and

  •
  permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

        Shares of Series E Preferred Stock are generally available for purchase in this offering only through participating broker-dealers and are not suitable for wrap accounts. However, as part of our "friends and family" program, we may also sell shares of Series E Preferred Stock directly to any of our directors and officers, both current and retired, and their family members, as well as affiliates of Ashford Advisor and its directors, officers and employees, both current and retired, and their family members, entities owned substantially by such individuals, affiliated entities, and, if approved by our management, joint venture partners, consultants, service providers and business associates and family members thereof. There will be no selling commissions or dealer manager fees paid by us in connection with any such sales. As a result, the public offering price per share of Series E Preferred Stock sold in our "friends and family" program will be decreased by an amount equal to the discount. The net proceeds to us will not be affected by reducing the compensation payable in connection with such sales. "Friends and family" program investors will be expected to hold their Series E Preferred Stock for investment and not with a view towards distribution.

        In the event we enter into a participating broker-dealer agreement calling for a selling commission of less than 7.0% or a dealer manager fee of less than 3.0%, we intend to file a Current Report on Form 8-K, which will be incorporated into this prospectus by reference, reflecting the selling commission and dealer manager fee that will be paid on sales to customers of such participating broker-dealer. The net proceeds to us will not be affected by reducing the compensation payable in connection with such sales.

        In addition, with respect to any sale of shares of Series M Preferred Stock, the dealer manager may waive all or a portion of the dealer manager fee. If the dealer manager reduces its dealer manager fee, the investor's purchase price will be correspondingly reduced. Therefore, our net proceeds will not be affected by such reduction.

        Selling commissions and the dealer manager fee for purchases of more than $5 million are negotiable. Selling commissions and the dealer manager fee paid will in all cases be the same for the same level of sales, and once a price is negotiated with the initial purchaser this will be the price for all purchases at that volume. In the event of a sale of more than $5 million, we will file a Current Report on Form 8-K, which will be incorporated by reference in this prospectus, to include:

  •
  the aggregate amount of the sale;

  •
  the price per share paid by the purchaser; and

  •
  a statement that other similar investors wishing to purchase at that volume of securities will pay the same price for that volume of securities.

        Shares of Series M Preferred Stock are generally available for purchase in this offering only (i) through certain registered investment advisors, (ii) through participating broker-dealers that have agreed to make Series M Preferred Stock available to clients who pay the broker-dealer a fee based on assets under management, and (iii) other categories of investors that we name in an amendment or supplement to this prospectus.

        In addition, shares of Series M Preferred Stock may be purchased by participating broker-dealers for their own account, their retirement plans, their representatives and their family members, IRAs and the qualified plans of their representatives, provided that such purchases are 90 days after our registration statement is declared effective by the SEC. Such persons will be expected to hold their

Series M Preferred Stock purchased as stockholders for investment and not with a view towards distribution.

        As used herein, we consider a family member to be a spouse, parent, child, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or a trust for the benefit of such persons.

        Before making your investment decision, please consult with your broker-dealer or investment advisor regarding your account type and the series of Preferred Stock you may be eligible to purchase.

        The table below sets forth the nature and estimated amount of all selling commissions and dealer manager fees which are viewed as "underwriting compensation" by FINRA, assuming we sell all the shares of Series E Preferred Stock offered in our primary offering, sell no shares of Series M Preferred Stock, and reallocate no DRP shares to Series E Preferred Stock.

Selling commissions (maximum)	$35,000,000
Dealer manager fee (maximum)	$15,000,000

Total(1)	$50,000,000

(1)
We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering. Pursuant to FINRA Rule 2310(b)(4)(B)(ii), the combined selling commissions, dealer manager fee, investment banking fee (described above) and such non-cash compensation for this offering will not exceed FINRA's 10% cap.

        To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

        We will pay directly and/or reimburse Ashford Advisor for actual expenses incurred in connection with this offering. Subject to the cap on issuer expenses described below, we also will pay directly (or reimburse our dealer manager for reimbursements it may make to participating broker-dealers) for bona fide due diligence expenses presented on detailed and itemized invoices. The total amount of underwriting compensation from any source in connection with this offering, including selling commissions and dealer manager fees paid or reimbursed by us or Ashford Advisor, will not exceed FINRA's 10% cap. The aggregate of all organization and offering expenses under this offering, including selling commissions, dealer manager fees and investment banking fees will be capped at 15% of the aggregate gross proceeds of this offering (the "15% cap").

        Subject to the 15% cap described above, we will be responsible for the expenses of issuance and distribution of the Preferred Stock in this offering, including registration fees, printing expenses and our legal and accounting fees, which we estimate will total approximately $7.5 million (excluding selling commissions, dealer manager fees and investment banking fees).

        The dealer manager agreement may be terminated by us or the dealer manager upon 60 days written notice.

Settlement Procedures

        If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated semi-monthly closing cycle.

Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Preferred Stock by the settlement date, which depends on when you place the order during the semi-monthly settlement cycle and can be anywhere from 1 to 20 days after the date of your order. This purchase price will not be held in escrow. We reserve the right to reject any order in whole or in part.

        You may also have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the shares of Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

        We have the sole right to:

  •
  determine and change the number and timing of closings, including the right to change the number and timing of closings after communicating the anticipated closing timing to participating broker-dealers;

  •
  limit the total amount of Preferred Stock sold by all participating broker-dealers per closing;

  •
  limit the total amount of Preferred Stock sold by any one participating broker-dealer per closing; and

  •
  limit the total number of shares of Preferred Stock sold by any one participating broker-dealer.

        Irrespective of whether you purchase the shares of Preferred Stock using DTC Settlement or DRS Settlement, by accepting the shares of Preferred Stock you will be deemed to have accepted the terms of our charter.

        Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank, National Association by the end of the next business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer's internal supervising review procedures, a subscriber's check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. If any subscription agreement solicited by the participating broker-dealer is rejected by our dealer manager or us, then the subscription agreement and check will be returned to the rejected subscriber within 10 business days from the date of rejection. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit stockholders on a semi-monthly basis (expected to occur on the 1st and the 15th day of each month (or if any such closing date is not a business day, on the next succeeding business day)).

        In recommending to a potential investor the purchase of shares of the Preferred Stock, each participating broker-dealer must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the participating broker-dealer, that the potential investor is or will be in a financial position appropriate to enable the potential investor to realize to a significant extent the benefits described in the prospectus; the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and the program is otherwise suitable for the potential investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance and other pertinent information. You should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus. Our dealer manager and each participating broker-dealer shall maintain records of the information used to determine that an investment in the Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

        For your initial investment in the Preferred Stock, you must invest at least $5,000, or such lesser amounts in the discretion of our dealer manager.

LEGAL MATTERS

        Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by DLA Piper LLP (US). Certain U.S. federal income tax matters have been passed upon by Locke Lord LLP.

EXPERTS

        The consolidated financial statements of Braemar Hotels & Resorts Inc. (formerly Ashford Hospitality Prime, Inc.) at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, appearing in Braemar Hotels & Resorts Inc.'s (formerly Ashford Hospitality Prime, Inc.'s) Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

        The consolidated financial statements of Ashford Inc. at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated by reference in Braemar Hotels & Resorts Inc.'s (formerly Ashford Hospitality Prime, Inc.'s) Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

        The financial statements of the Ritz-Carlton Sarasota Resort as of and for the year ended December 31, 2017 filed as an exhibit to our Current Report on Form 8-K/A, filed with the SEC on June 20, 2018 have been audited by Squar Milner LLP, independent auditors, as set forth in its report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at www.sec.gov. Our SEC filings are also available by accessing our website at www.bhrreit.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus or incorporated into any other filing that we submit to the SEC.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, DC upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

        The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 8, 2019, as amended by Amendment No. 1 thereto, filed with the SEC on April 30, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, filed with the SEC on May 8, 2019, June 30, 2019, filed with the SEC on August 6, 2019, and September 30, 2019, filed with the SEC on November 6, 2019;

  •
  our Current Reports on Form 8-K filed with the SEC on April 4, 2018 (as amended by the Current Report on Form 8-K/A filed with the SEC on June 20, 2018), January 18, 2019, April 18, 2019, August 1, 2019, October 28, 2019, December 4, 2019, January 24, 2020, February 18, 2020, and February 24, 2020;

  •
  the description of our common stock included in our Current Report on Form 8-K filed on January 21, 2014;

  •
  the description of the Series B Preferred Stock contained in our registration statement on Form 8-A, filed with the SEC on April 29, 2016, including any amendments and reports filed for the purpose of updating such description; and

  •
  the description of the Series D Preferred Stock contained in our registration statement on Form 8-A, filed with the SEC on November 20, 2018, including any amendments and reports filed for the purpose of updating such description.

        All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 15(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

        We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request. Requests should be directed to Braemar Hotels & Resorts, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attention: Robert G. Haiman (telephone number: (972) 490-9600). You also may obtain copies of these filings, at no cost, by accessing our website at www.bhrreit.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus or incorporated into any other filing that we submit to the SEC.

Series E Redeemable Preferred Stock and Series M Redeemable
Preferred Stock Maximum of 20,000,000 Shares in Primary Offering
Maximum of 8,000,000 Shares Pursuant to Dividend Reinvestment Plan

Liquidation Preference $25.00 per share of Series E Redeemable
Preferred Stock or Series M Redeemable Preferred Stock

PROSPECTUS

Ashford Securities LLC,
as Dealer Manager

February 25, 2020

        You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.